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As filed with the Securities and Exchange Commission on April 23, 1998.
File No. 811-7553





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM N-1A


                             REGISTRATION STATEMENT
                    UNDER THE INVESTMENT COMPANY ACT OF 1940



                                 AMENDMENT No. 2



                          UBS INVESTOR PORTFOLIOS TRUST
               (Exact name of registrant as specified in charter)



                        P.O. Box 501G, Cardinal Avenue
                George Town, Grand Cayman, Cayman Islands B.W.I.
                    (Address of principal executive offices)


               Registrant's Telephone Number, including Area Code:
                                 (345) 914-6266


                                 Susan C. Mosher
                         Investors Bank & Trust Company
                               200 Clarendon Street
                           Boston, Massachusetts 02116
                     (Name and address of agent for service)



                                    Copy to:
                              Burton Leibert, Esq.
                            Wilkie, Farr & Gallagher
                              153 East 53rd Street
                               New York, NY 10022





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                                EXPLANATORY NOTE

         This registration statement on Form N-1A has been filed by UBS Investor Portfolios Trust (the "Registrant") pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.


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                                     PART A

                          UBS INVESTOR PORTFOLIOS TRUST



                               UBS BOND PORTFOLIO
                            UBS VALUE EQUITY PORTFOLIO
                       UBS INTERNATIONAL EQUITY PORTFOLIO
                            UBS SMALL CAP PORTFOLIO
                         UBS LARGE CAP GROWTH PORTFOLIO
                         UBS HIGH YIELD BOND PORTFOLIO
                           UBS REAL ESTATE PORTFOLIO


         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 3 of instruction F of the General Instructions to Form N-1A.



ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.



         UBS Investor Portfolios Trust (the "Portfolios Trust") is a diversified, open-end management investment company which was organized as a trust under the law of the State of New York on February 9, 1996. Beneficial interests of the Portfolios Trust are divided into seven series, UBS Bond Portfolio, UBS Value Equity Portfolio, UBS International Equity Portfolio, UBS Small Cap Portfolio, UBS Large Cap Growth Portfolio, UBS High Yield Bond Portfolio and UBS Real Estate Portfolio (each, a "Portfolio"; collectively the "Portfolios"). Additional series may be established in the future. Beneficial interests in each Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act, as amended (the "1933 Act"). Investments in a Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.



INVESTMENT OBJECTIVES AND POLICIES

         The investment objectives of the Portfolios are described below, together with the policies the Portfolios employ in their efforts to achieve their respective objectives. Additional information about the investment policies of the Portfolios appears in Item 13 of Part B. There can be no assurance that the investment objective of any of the Portfolios will be achieved.

UBS BOND PORTFOLIO

         The investment objective of UBS Bond Portfolio (the "Bond Portfolio") is to provide a high total return from a portfolio of debt securities issued by foreign and domestic companies, consistent with moderate risk of capital and maintenance of liquidity. Total return will consist of realized and unrealized capital gains and losses plus net income. Although the net asset value of the Bond Portfolio will fluctuate, the Bond Portfolio attempts to preserve the value of its investments to the extent consistent with its investment objective.

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         The New York Branch (the "Branch" or the "Adviser") of Union Bank of
Switzerland (the "Bank") actively manages the Bond Portfolio's duration (defined below), the allocation of securities across market sectors and the selection of specific securities within sectors. Based on fundamental economic and capital markets research, the Adviser adjusts the duration of the Bond Portfolio in light of market conditions and the Adviser's opinion regarding future interest rates. For example, if interest rates are expected to fall, the duration may be lengthened to take advantage of the anticipated increase in bond prices. The Adviser also actively allocates the Bond Portfolio's assets among the broad sectors of the fixed income market including, but not limited to, U.S. Government and agency securities, corporate securities, private placements, asset-backed securities and mortgage related securities. The Adviser intends to identify and purchase specific securities that it believes are undervalued using quantitative tools, analyses of credit risk, the expertise of a dedicated trading desk, and the judgment of fixed income portfolio managers and analysts. Under normal circumstances, the Adviser intends to keep at least 65% of the Bond Portfolio's assets invested in bonds. Bonds are debt instruments such as debentures, notes, mortgage securities, equipment trust certificates and other collateralized securities, zero coupon securities, government obligations and money market instruments.

         Duration is a measure of a bond's price sensitivity, expressed in years. It is a measure of interest rate risk of a bond calculated by taking into consideration the number of years until the average dollar, in present value terms, is received from principal and interest payments. For example, for a bond with a duration of four years, every 1% change in yield will result in a 4% change in price in the opposite direction. The Bond Portfolio's benchmark is the Lehman Government Corporate Intermediate Bond Index, which currently has a duration of approximately 3.25 years. The Bond Portfolio intends to have a duration between 0.5 years shorter and 0.5 years longer than its benchmark. The maturities of the Bond Portfolio's individual securities may vary widely from its duration, however, and may be as long as 30 years.



         The Bond Portfolio intends to manage its securities actively in pursuit of its investment objective. Portfolio transactions are undertaken principally to accomplish the Bond Portfolio's objective in relation to expected movements in the general level of interest rates, but the Bond Portfolio may also engage in short-term trading consistent with its objective. To the extent the Bond Portfolio engages in short-term trading, it may incur increased transaction costs. See Item 20 in Part B. For the period from April 2, 1996 (commencement of operations) to December 31, 1996 and for the fiscal year ended December 31, 1997, the portfolio turnover rate for the Bond Portfolio was 100% and 129%, respectively.



         CORPORATE BONDS. The Bond Portfolio may invest in a broad range of corporate bonds of domestic and foreign issuers. These include debt securities of various types and maturities, e.g., debentures, notes, mortgage securities, equipment trust certificates and other collateralized securities and zero coupon securities. Collateralized securities are backed by a pool of assets such as loans or receivables that generate cash flow to cover the payments due on the securities. Collateralized securities are subject to certain risks,

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including a decline in the value of the collateral backing the security, failure of the collateral to generate the anticipated cash flow or in certain cases more rapid prepayment than anticipated because of events affecting the collateral, such as accelerated prepayment of mortgages or other loans backing these securities or destruction of equipment subject to equipment trust certificates. In the event of any such prepayment, the Bond Portfolio will be required to reinvest the proceeds of prepayments at interest rates prevailing at the time of reinvestment, which may be lower than the interest rates on the prepaid securities. In addition, the value of zero coupon securities, which do not pay interest, is more volatile than that of interest bearing debt securities with the same maturity. The Bond Portfolio does not intend to invest in common stock but may invest to a limited degree in convertible debt or preferred stocks. The Bond Portfolio does not expect to invest more than 25% of its total assets in securities of foreign issuers. If the Bond Portfolio invests in non-U.S. dollar denominated securities, it may hedge its foreign currency exposure. The Bond Portfolio may purchase non-publicly offered debt securities.

         GOVERNMENT OBLIGATIONS. The Bond Portfolio may invest in obligations issued or guaranteed by the U.S. Government and backed by the full faith and credit of the United States. These securities include Treasury securities, obligations of the Government National Mortgage Association ("GNMA Certificates"), the Farmers Home Administration and the Export Import Bank. "GNMA Certificates" are mortgage-backed securities that evidence an undivided interest in mortgage pools. These securities are subject to more rapid repayment than their stated maturity would indicate because prepayments of principal on mortgages in the pool are passed through to the holder of the securities. During periods of declining interest rates, prepayments of mortgages in the pool can be expected to increase. The pass-through of these prepayments would have the effect of reducing the Bond Portfolio's positions in these securities and requiring the Bond Portfolio to reinvest the prepayments at interest rates prevailing at the time of reinvestment. The Bond Portfolio may also invest in obligations issued or guaranteed by U.S. Government agencies or instrumentalities where the Bond Portfolio must look principally to the issuing or guaranteeing agency for ultimate repayment; some examples of agencies or instrumentalities issuing these obligations are the Federal Farm Credit System, the Federal Home Loan Banks and the Federal National Mortgage Association. Although these governmental issuers are responsible for payments on their obligations, they do not guarantee their market value. See Item 13 in Part B for a more detailed discussion of the Bond Portfolio's investments in government securities.

         The Bond Portfolio may also invest in municipal obligations, which may be general obligations of the issuer or payable only from specific revenue sources. However, the Bond Portfolio will invest only in municipal obligations that have been issued on a taxable basis or have an attractive yield excluding tax considerations. In addition, the Bond Portfolio may invest in debt securities of foreign governments and governmental entities.

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         MONEY MARKET INSTRUMENTS. The Bond Portfolio may purchase money market instruments to invest temporary cash balances or to maintain liquidity to meet withdrawals. However, the Bond Portfolio may also invest, without limit, in money market instruments as a temporary defensive measure taken during, or in anticipation of, adverse market conditions. The money market investments permitted for the Bond Portfolio include obligations of the U.S. Government and its agencies and instrumentalities, other debt securities, commercial paper, bank obligations and repurchase agreements. For more detailed information about these money market investments, see Item 13 in Part B.

         QUALITY INFORMATION. It is a current policy of the Bond Portfolio that under normal circumstances at least sixty-five percent (65%) of its investment in bonds will consist of securities that are rated at least A by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("Standard & Poor's") or that are unrated and in the Adviser's opinion are of comparable quality. Up to thirty percent (30%) of the Bond Portfolio's bonds may consist of debt securities rated Baa or better by Moody's or BBB or better by Standard & Poor's or are unrated and in the Adviser's opinion are of comparable quality. Up to five percent (5%) of the Bond Portfolio's bonds may be invested in debt securities that are rated Ba or better by Moody's or BB or better by Standard & Poor's or are unrated and in the Adviser's opinion are of comparable quality. Securities rated Baa by Moody's or BBB by Standard & Poor's are considered investment grade, but have some speculative characteristics. Securities rated Ba by Moody's or BB by Standard & Poor's are below investment grade and considered to be speculative with regard to payment of interest and principal. These standards must be satisfied at the time an investment is made. If the quality of the investment later declines, the Bond Portfolio may continue to hold the investment.

         The Bond Portfolio may also purchase obligations on a when-issued or delayed delivery basis, enter into repurchase and reverse repurchase agreements, engage in mortgage dollar roll transactions, loan its portfolio securities, purchase certain privately placed securities and enter into certain hedging transactions that may involve options on securities and securities indices, futures contracts and options on futures contracts.



UBS VALUE EQUITY PORTFOLIO

         The investment objective of UBS Value Equity Portfolio (the "Value Equity Portfolio") is to provide long-term capital appreciation and the potential for a high level of current income with lower investment risk and volatility than is normally available from common stock funds. The average income yield of the Value Equity Portfolio's common stocks is expected to be at least 50% greater than that of the S&P 500 Index. It is also the objective of the Value Equity Portfolio that the Value Equity Portfolio's investments have less price volatility than the S&P 500 Index.

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         Under normal circumstances, the Value Equity Portfolio will invest at least 80% of its assets in income-producing equity securities of domestic issuers, including dividend-paying common stocks and securities which are convertible into common stocks. The Value Equity Portfolio intends to invest in securities that generate relatively high levels of dividend income and have the potential for capital appreciation. These generally include common stocks of established, high-quality U.S. corporations. In addition, the Value Equity Portfolio will seek to diversify its investment over a carefully selected list of securities in order to moderate the risks inherent in equity investments.

         The Value Equity Portfolio will invest in an equity security following a fundamental analysis of the issuing company. An important part of this analysis will be the examination of the company's ability to maintain its dividend. The Adviser believes that dividend income has proved to be an important component of total return. Also, the Adviser believes that dividend income tends to be a more stable source of total return than capital appreciation. While the price of a company's common stock can be significantly affected by market fluctuations and other short-term factors, its dividend level usually has greater stability. For this reason, securities that pay a high level of dividend income tend to be less volatile in price than comparable securities that pay a lower level of dividend income.

         Although the Value Equity Portfolio intends to invest primarily in equity securities, it may invest up to 20% of its assets in certain cash investments and certain short-term fixed income securities. See Item 13 in Part
B. Such securities may be used to invest uncommitted cash balances, to maintain liquidity to meet shareholder redemptions or to take a temporarily defensive position against potential stock market declines. These securities include: obligations of the United States Government and its agencies or instrumentalities; commercial paper, bank certificates of deposit and bankers' acceptances; and repurchase agreements collateralized by these securities. The U.S. Equity Portfolio may purchase non-publicly offered debt securities.

         The Value Equity Portfolio may also utilize equity futures contracts and options to a limited extent. Specifically, the Value Equity Portfolio may enter into futures contracts and options provided that such positions are established for hedging purposes only.

         The Value Equity Portfolio intends to manage its securities actively in pursuit of its investment objective. Although it generally seeks to invest for the long-term, the Value Equity Portfolio retains the right to sell securities irrespective of how long they have been held. To the extent the Value Equity Portfolio engages in short-term trading, it may incur increased transaction costs. For the period from April 2, 1996 (commencment of operations) to December 31, 1996 and the fiscal year ended December 31, 1997, the portfolio turnover rate for the Value Equity Portfolio was 19% and 47%, respectively.

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         Under normal circumstances, the Adviser intends to invest at least 80%
of the Value Equity Portfolio's assets in the equity securities of domestic issuers. These investments will consist of common stocks and other securities with equity characteristics such as preferred stock, warrants, rights and convertible securities. The Value Equity Portfolio's primary equity investments are the common stocks of established domestic companies. The common stock in which the Value Equity Portfolio may invest includes the common stock of any class or series or any similar equity interest such as trust or limited partnership interests. The Value Equity Portfolio invests in domestic securities listed on domestic securities exchanges and securities traded in domestic over-the-counter markets, and may invest in certain restricted or unlisted securities.



UBS INTERNATIONAL EQUITY PORTFOLIO

         The investment objective of UBS International Equity Portfolio (the "International Equity Portfolio") is to provide a high total return from a portfolio of equity securities of foreign corporations. Total return will consist of realized and unrealized capital gains and losses plus net income. The International Equity Portfolio seeks to achieve its investment objective by investing in companies that UBS International Investment London Limited ("UBSII" or the "Sub-Adviser"; together with the Adviser, the "Advisers") believes are fundamentally sound and that are typically selling at below market valuations and that will grow at above-market rates. The emphasis on value leads to investments in companies with relatively low price/earnings and price/book value ratios and high yields.


         The Adviser is responsible for supervising the management of the International Equity Portfolio's investments. Consistent with these duties, the Adviser has entered into a Sub-Advisory Agreement with UBSII, whereby the Sub-Adviser is primarily responsible for the day-to-day investment decisions for the International Equity Portfolio. The Adviser is solely responsible for paying the Sub-Adviser for these services. The Sub-Adviser is an affiliate of the Adviser.




        UBSII actively manages currency exposure, in conjunction with country and stock allocations, in an attempt to protect the International Equity Portfolio's market value. Through the use of forward foreign currency exchange contracts, futures contracts and options on currencies, the UBSII will adjust the International Equity Portfolio's foreign currency weightings to reduce its exposure to currencies deemed unattractive as market conditions warrant, based on fundamental research, technical factors and the judgment of the UBSII's experienced currency managers.

         The International Equity Portfolio intends to manage its securities actively in pursuit of its investment objective. The International Equity Portfolio does not expect to trade in securities for short-term profits; however, when circumstances warrant, securities may be sold without regard to the length of time held. To the extent the International Equity Portfolio

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engages in short-term trading, it may incur increased transaction costs. For the period from April 2, 1996 (commencement of operations) to December 31, 1996 and the fiscal year ended December 31, 1997, the portfolio turnover rate for the International Equity Portfolio was 42% and 26%, respectively.

         Under normal circumstances, UBSII intends to keep at least 65% of the value of the International Equity Portfolio's total assets in equity securities of foreign issuers, consisting of common stocks and other securities with equity characteristics such as preferred stock, warrants, rights and convertible securities. The International Equity Portfolio's primary equity investments are the common stock of established companies based in developed countries outside the United States. The International Equity Portfolio will invest in companies based in at least five foreign countries. Initially, UBSII expects to invest in issues located in the United Kingdom, France, Japan, Germany and Switzerland. The common stock in which the International Equity Portfolio may invest includes the common stock of any class or series or any similar equity interest such as trust or limited partnership interests. The International Equity Portfolio may also invest in securities of issuers located in developing countries. The International Equity Portfolio will invest in securities listed on foreign or domestic securities exchanges and securities traded in foreign or domestic over-the-counter markets, and may invest in certain restricted or unlisted securities.

         The International Equity Portfolio may also invest in money market instruments denominated in U.S. dollars and other currencies, securities on a when-issued or delayed delivery basis, enter into repurchase and reverse repurchase agreements, loan its portfolio securities, purchase certain privately placed securities, enter into forward contracts on foreign currencies, purchase options on currencies and enter into certain hedging transactions that may involve options on securities and securities indices, futures contracts and options on futures contracts.



         Investments in non-U.S. issuers involve certain risks and considerations not typically associated with investments in U.S. issuers. These risks include greater price volatility, reduced liquidity and the significantly smaller market capitalization of most non-U.S. securities markets, more substantial government involvement in the economy, higher rates of inflation, greater social, economic and political uncertainty and the risk of nationalization or expropriation of assets and risk of war.



UBS SMALL CAP PORTFOLIO

        The investment objective of the UBS Small Cap Portfolio (the "Small Cap Portfolio") is to provide long-term capital appreciation. In order to accomplish this, the Small Cap Portfolio intends to invest primarily in a diversified portfolio of common stocks, preferred stocks and other securities such as warrants and rights) that are either convertible into or exchangeable for common stocks of small capital growth companies. The Small Cap Portfolio defines "small capital" companies as companies whose market capitalization at the time of acquisition by the Small Cap Portfolio is within the market capitalization range of those stocks on the Russell 2000 Index. "Growth" companies are generally rapidly growing companies and may include companies still in the developmental stage or older companies that appear to be entering a new stage of growth owing to factors such as management changes or new technology, products or markets and may include providers of products or services with a high unit volume growth rate.

        The Small Cap Portfolio may also invest up to 20% of its assets in foreign securities, including ADRs, which UBS Asset Management (New York) Inc. ("UBSAM") believes meet the Small Cap Portfolio's investment objective and relevant policies. For more detailed information about these money market investments, see Item 13 in Part B.

        The Adviser is responsible for supervising the management of the Small Cap Portfolio's investments. Consistent with these duties, the Adviser has entered into a Sub-Advisory Agreement with UBSAM, whereby UBSAM is primarily responsible for the day-to-day investment decisions for the Small Cap Portfolio. The Adviser is solely responsible for paying UBSAM for these services. UBSAM is an affiliate of the Adviser.

        Under normal circumstances, the Small Cap Portfolio will invest at least 65% of its assets in small capital growth companies. The Small Cap Portfolio may also invest in securities of emerging growth companies -- I.E.


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small or medium sized companies that have passed their start-up phase and that show positive earnings and prospects of achieving significant profit and gain in a relatively short period of time. Emerging growth companies generally stand to benefit from new products, services or processes, technological developments or changes in management and other factors and include smaller companies experiencing unusual developments affecting their market values.

        The Small Cap Portfolio will invest, on an individual security basis, in companies believed by UBSAM to represent above average growth opportunities. UBSAM will select individual securities for investment by screening for above average growth expectations and reasonable valuations. Growth company securities may have above average price volatility. The Small Cap Portfolio attempts to reduce its overall exposure to the risk of declines in individual security prices by diversifying its investments over a carefully selected list of securities issued by different companies in a variety of industries.

        Although the Small Cap Portfolio intends to invest primarily in equity securities, under normal market conditions it may invest up to 20% of its assets in certain cash investments and certain short-term fixed income securities. Such securities may be used to invest uncommitted cash balances, to maintain liquidity to meet shareholder redemptions or to take a temporarily defensive position against potential stock market declines. These securities include: obligations of the United States Government and its agencies or instrumentalities; money market mutual funds, commercial paper, bank certificates of deposit and bankers' acceptances; and repurchase agreements collateralized by these securities. Under market conditions where the Small Cap Portfolio or UBSAM has adopted a defensive investment posture, the Small Cap Portfolio may invest without limit in these securities. The Small Cap Portfolio may also purchase nonpublicly offered debt securities.

        The Small Cap Portfolio may also utilize equity futures contracts and options to a limited extent. Specifically, the Small Cap Portfolio may enter into futures contracts and options provided that such positions are established for hedging purposes only.

        The Small Cap Portfolio may also sell securities short to a limited extent and for hedging purposes only. The Small Cap Fund may also invest in "special situations." For more detailed information, see Item 13 in Part B.

        The Small Cap Portfolio intends to manage its securities actively in pursuit of its investment objective. Although it generally seeks to invest for the long-term, the Small Cap Portfolio retains the right to sell securities irrespective of how long they have been held. It is anticipated that the annual portfolio turnover of the Small Cap Portfolio will not exceed 150%. To the extent the Small Cap Portfolio engages in short-term trading, it may incur increased transaction costs. For the period from September 30, 1997 (commencement of operations) through December 31, 1997, the portfolio turnover rate for the Small Cap Portfolio was 3%.

UBS LARGE CAP GROWTH PORTFOLIO

        The investment objective of the UBS Large Cap Growth Portfolio (the "Large Cap Growth Portfolio") is to provide long-term capital appreciation. In order to accomplish this, the Large Cap Growth Portfolio intends to invest primarily in a diversified portfolio of common stocks, preferred stocks and other securities (such as warrants and rights) that are either convertible into or exchangeable for common stocks of large capital growth companies. The Large Cap Growth Portfolio defines "large capital" companies as companies whose market capitalizations at the time of acquisition by the Large Cap Growth Portfolio are within the market capitalization range of those stocks listed on the S&P 500 Index. Additionally, the Large Cap Growth Portfolio will not invest more than 20% of its net assets in securities of companies whose market capitalization is less than $3 billion. "Growth" companies generally include companies which have, in UBSAM's judgment, the prospects for above-average earnings and cash flow growth or meaningful increases in underlying asset values over time.

        The Adviser is responsible for supervising the management of the Large Cap Growth Portfolio's investments. Consistent with these duties, the Adviser has entered into a Sub-Advisory Agreement with UBSAM, whereby UBSAM is primarily responsible for the day-to-day investment decisions for the Large Cap Growth Portfolio. The Adviser is solely responsible for paying UBSAM for these services. UBSAM is an affiliate of the Adviser.

        The Large Cap Growth Portfolio may also invest up to 20% of its assets in foreign securities, including American Depository Receipts ("ADRs"), which UBSAM believes meet the Large Cap Growth Portfolio's investment objective and relevant policies.

        Under normal circumstances, the Large Cap Growth Portfolio will invest at least 65% of its assets in large capital growth companies. The Large Cap Growth Portfolio will invest in companies believed by UBSAM to represent above average growth opportunities. UBSAM will select individual securities for


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investment by screening for above average earnings growth expectations and reasonable valuations (price relative to earnings and cash flow). Growth company securities may have above average price volatility. The Large Cap Growth Portfolio attempts to reduce its overall exposure to the risk of declines in individual security prices by diversifying its investments over a carefully selected list of securities issued by different companies in a variety of industries.

        Although the Large Cap Growth Portfolio intends to invest primarily in equity securities, under normal market conditions it may invest up to 20% of its assets in certain cash investments and certain short-term fixed income securities. Such securities may be used to invest uncommitted cash balances, to maintain liquidity to meet shareholder redemptions or to take a temporarily defensive position against potential stock market declines. These securities include: obligations of the United States Government and its agencies or instrumentalities; money market mutual funds, commercial paper, bank certificates of deposit and bankers' acceptances; and repurchase agreements collateralized by these securities. For more detailed information about these money market investments, see Item 13 in Part B. Under market conditions where the Large Cap Growth Portfolio or UBSAM have adopted a defensive investment posture, the Large Cap Growth Portfolio may invest without limit in these securities. The Large Cap Growth Portfolio may also purchase nonpublicly offered debt securities.

        The Large Cap Growth Portfolio may utilize equity futures contracts and options to a limited extent. Specifically, the Large Cap Growth Portfolio may enter into futures contracts and options provided that such positions are established for hedging purposes only.

        The Large Cap Growth Portfolio may also sell securities short to a limited extent and for hedging purposes only. The Large Cap Growth Portfolio may also invest in "special situations."

        The Large Cap Growth Portfolio intends to manage its securities actively in pursuit of its investment objective. Although it generally seeks to invest for the long-term, the Large Cap Growth Portfolio retains the right to sell securities irrespective of how long they have been held. It is anticipated that the annual portfolio turnover of the Large Cap Growth Portfolio will not exceed 100%. To the extent the Large Cap Growth Portfolio engages in short-term trading, it may incur increased transaction costs. For the period October 14, 1997 (commencement of operations) through December 31, 1997, the portfolio turnover rate for the Large Cap Growth Portfolio was 6%.

UBS HIGH YIELD BOND PORTFOLIO

        The primary objective of the UBS High Yield Bond Portfolio (the "High Yield Bond Portfolio") is to provide high current income from a portfolio of higher-yielding, lower-rated debt securities issued by domestic and foreign companies. The High Yield Bond Portfolio will seek to achieve this investment bjective of high current income by investing, under normal market conditions, at least 65% of its assets in debt securities, convertible securities or preferred stocks that are consistent with this objective. The High Yield Bond Portfolio's remaining assets may be held in cash or money market instruments, or invested in equity securities when these types of investments are consistent with high current income.

        The High Yield Bond Portfolio seeks its secondary objective of capital growth, when consistent with high current income, by investing in securities, including common stocks and non-income producing securities, which UBSAM expects will appreciate in value as a result of declines in long-term interest rates or favorable developments affecting the business or prospects of the issuer which may improve the issuer's financial condition and credit rating. The High Yield Bond Portfolio may invest up to 25% of its assets in the securities of foreign issuers.

        The Adviser is responsible for supervising the management of the High Yield Bond Portfolio's investments. Consistent with these duties, the Adviser has entered into a Sub-Advisory Agreement with UBSAM, whereby UBSAM is primarily responsible for the day-to-day investment decisions for the High Yield Bond Portfolio. The Adviser is solely responsible for paying UBSAM for these services. UBSAM is an affiliate of the Adviser.

        Higher yields are generally available from securities in the lower rating categories of Moody's and Standard & Poor's, including securities rated Baa or lower by Moody's or BBB or lower by Standard & Poor's. Securities rated Baa or BBB are considered investment grade, but have some speculative characteristics. Securities rated below Baa or BBB are considered to be of poor standing and predominantly speculative. The High Yield Bond Portfolio may invest up to 10% of its assets in securities rated below Caa by Moody's or CCC by Standard & Poor's, including securities in the lowest rating category of either rating agency, or in unrated securities that UBSAM determines to be of comparable quality. If, subsequent to the High Yield Bond Portfolio's purchase of a security, the security's rating is reduced by a rating service, the High

Yield Bond Portfolio will not necessarily dispose of that security. UBSAM will, however, monitor the investment to determine whether continued investment in the security will assist in meeting the High Yield Bond Fund's investment objective.

        UBSAM intends to identify and purchase specific securities that will constitute a diversified portfolio. In selecting securities, UBSAM will use quantitative tools, analyses of credit risk, the expertise of a dedicated trading desk, and the judgment of fixed income portfolio managers and analysts. Under normal circumstances, UBSAM intends to keep at least 65% of the High Yield Bond Portfolio's assets invested in bonds. Bonds are debt instruments such as debentures, notes, mortgage securities, equipment trust certificates and other collateralized securities, zero coupon securities, government obligations and money market instruments.

        As a secondary activity, UBSAM may also manage the High Yield Bond Portfolio's duration (defined under "UBS Bond Portfolio" above), and the allocation of securities across market sectors. Based on fundamental economic and capital markets research, UBSAM may adjust the duration of the High Yield Bond Portfolio in light of market conditions and UBSAM's opinion regarding future interest rates. For example, if interest rates are expected to fall, the duration may be lengthened to take advantage of the anticipated increase in bond prices. UBSAM also actively allocates the High Yield Bond Portfolio's assets among the broad sectors of the fixed income market including, but not limited to, corporate securities, private placements, asset-backed securities and mortgage related securities.

        The High Yield Bond Portfolio's benchmark is the Merrill Index, which currently has a duration of approximately [4.32] years. The High Yield Bond Portfolio intends to have a duration between 3 years and 8 years. The maturities of the High Yield Bond Portfolio's individual securities may vary widely from its duration, however, and may be as long as 30 years.

        The High Yield Bond Portfolio intends to manage its securities actively in pursuit of its investment objective. High Yield Bond Portfolio transactions are undertaken principally to accomplish the High Yield Bond Portfolio's objective in relation to expected movements in the general level of interest rates, but the High Yield Bond Portfolio may also engage in short-term trading consistent with its objective. It is anticipated that the annual portfolio turnover rate of the High Yield Bond Portfolio will not exceed 100%. To the extent the High Yield Bond Portfolio engages in short-term trading, it may incur increased transaction costs.

UBS REAL ESTATE PORTFOLIO

        The investment objective of the UBS Real Estate Portfolio (the "Real Estate Portfolio") is to provide total return, consisting of long-term capital appreciation and current income. In order to accomplish this, UBSAM intends to invest in publicly traded equity securities of domestic and foreign real estate companies, including Real Estate Investment Trusts ("REITs"). For more detailed information REITs, see Item 13 in Part B.

        The Adviser is responsible for supervising the management of the Real Estate Portfolio's investments. Consistent with these duties, the Adviser has entered into a Sub-Advisory Agreement with UBSAM, whereby UBSAM is primarily responsible for the day-to-day investment decisions for the Real Estate Portfolio. The Adviser is solely responsible for paying UBSAM for these services. UBSAM is an affiliate of the Adviser.

        For purposes of the Real Estate Portfolio's investment objective, a "real estate company" is one whose principal business focus is the ownership, construction, financing, management or sale of commercial, industrial or residential real estate. The Real Estate Portfolio will invest principally in real estate companies with market capitalizations of at least $50 million and which also are in the opinion of UBSAM, high quality companies. The Real Estate Portfolio also may invest up to 20% of its assets in securities of foreign real estate companies.

        Under normal circumstances, the Real Estate Portfolio will invest at least 65% of its assets in income-producing equity securities of domestic and foreign real estate companies, including dividend-paying common stocks, preferred stock, shares in REITs and securities which are convertible into common stocks including warrants and rights. The Real Estate Portfolio intends to invest in securities that generate relatively high levels of dividend income and have the potential for capital appreciation. These generally include common stocks of established, high-quality issuers. In addition, the Real Estate Portfolio will seeek to diversify its investment over a carefully selected list of securities in order to moderate the risks inherent in equity investments.

        Although the Real Estate Portfolio intends to invest in equity securities of real estate companies, under normal market conditions it may invest up to 20% of its assets in certain cash investments and certain short-term fixed income securities. Such securities may be used to invest uncommitted cash balances, to maintain liquidity to meet shareholder redemptions or to take a temporarily defensive position against potential stock market declines. These securities include: obligations of the United States Government and its agencies or instrumentalities; money market mutual funds, commercial paper, bank certificates of deposit and bankers' acceptances; and repurchase agreements collateralized by these securities. For more detailed information about these money market investments, see Item 13 in Part B.

         The Real Estate Portfolio also may purchase nonpublicly offered securities and may utilize equity futures contracts and options to a limited extent. Specifically, the Real Estate Portfolio may enter into futures contracts and options provided that such positions are established for hedging purposes only. The Real Estate Portfolio also may sell securities short to a limited extent and for hedging purposes only.

        The Real Estate Portfolio intends to manage its securities actively in pursuit of its investment objective. Although it generally seeks to invest for the long term, the Real Estate Portfolio retains the right to sell securities irrespective of how long they have been held. It is anticipated that the annual portfolio turnover rate of the Real Estate Portfolio will not exceed 100%. To the extent the Real Estate Portfolio engages in short-term trading, it may incur increased transaction costs.



ADDITIONAL INVESTMENT INFORMATION

         CONVERTIBLE SECURITIES. The convertible securities in which the Portfolios may invest include any debt securities or preferred stocks that may be converted into common stock or that carry the right to purchase common stock. Convertible securities entitle the holder to exchange the securities for a specified number of shares of common stock, usually of the same company, at specified prices within a certain period of time.



         WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. The Portfolios may purchase securities on a when-issued or delayed delivery basis. Delivery of and payment for these securities may take as long as a month or more after the date of the purchase

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




commitment. The value of these securities is subject to market fluctuation during this period and no interest or income accrues to a Portfolio until settlement. At the time of settlement, a when-issued security may be valued at more or less than its purchase price. Between the trade and settlement dates, the Portfolios will maintain a segregated account with the Custodian consisting of a portfolio of liquid securities with a value at least equal to these commitments. When entering into a when-issued or delayed delivery transaction, a Portfolio will rely on the other party to consummate the transaction; if the other party fails to do so, the Portfolio may be disadvantaged. It is the current policy of each Portfolio not to enter into when-issued commitments exceeding in the aggregate 15% of the market value of the Portfolio's total assets less liabilities (excluding the obligations created by these commitments).

         REPURCHASE AGREEMENTS. The Portfolios may engage in repurchase agreement transactions with brokers, dealers or banks that meet the credit guidelines established by the Trust's Board of Trustees (the "Trustees"). In a repurchase agreement, a Portfolio buys a security from a seller that has agreed to repurchase it at a mutually agreed upon date and price, reflecting the interest rate effective for the term of the agreement. The term of these agreements is usually from overnight to one week. A repurchase agreement may be viewed as a fully collateralized loan of money by a Portfolio to the seller. A Portfolio always receives securities as collateral with a market value at least equal to the purchase price plus accrued interest and this value is maintained during the term of the agreement. If the seller defaults and the collateral's value declines, a Portfolio might incur a loss. If bankruptcy proceedings are commenced with respect to the seller, a Portfolio's realization upon the disposition of collateral may be delayed or limited. Investments in repurchase agreements maturing in more than seven days and certain other investments that may be considered illiquid and are limited.



         REVERSE REPURCHASE AGREEMENTS. The Portfolios are permitted to enter into reverse repurchase agreements. In a reverse repurchase agreement, a Portfolio sells a security and agrees to repurchase it at a mutually agreed upon date and price, reflecting the interest rate effective for the term of the agreement. It may also be viewed as the borrowing of money by a Portfolio and, therefore, is a form of leverage. Leverage may cause any gains or losses of a Portfolio to be magnified. For more information, including limitations on the use of reverse repurchase agreements, see Item 13 in the Part B and "Investment Restrictions" below.

         SECURITIES LENDING. Subject to applicable investment restrictions, each Portfolio may lend its securities. The Portfolios may lend their securities if such loans are secured continuously by cash or equivalent collateral or by a letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned, plus accrued interest. While such securities are on loan, the borrower will pay a Portfolio any income accruing thereon. Loans will be subject to termination by a Portfolio in the normal settlement time, generally three business days after notice, or by the borrower on one day's notice. Borrowed securities must be returned when the loan

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




is terminated. Any gain or loss in the market price of the borrowed securities that occurs during the term of the loan inures to the Portfolio and its respective investors. The Portfolios may pay reasonable finders' and custodial fees in connection with a loan. In addition, the Portfolios will consider all the facts and circumstances, including the creditworthiness of the borrowing financial institution, and will not make any loans in excess of one year. The Portfolios will not lend their securities to any officer, Trustee, Director, employee or affiliate or Placement Agent of the Company, the Portfolio, or the Adviser, Sub-Adviser, Administrator or Distributor, unless otherwise permitted by applicable law.

         ILLIQUID INVESTMENTS; PRIVATELY PLACED AND OTHER UNREGISTERED SECURITIES. Each Portfolio may not acquire any illiquid securities if, as a result thereof, more than 15% of the market value of the Portfolio's net assets would be in illiquid investments or investments that are not readily marketable. In addition, each Portfolio will not invest more than 10% of the market value of its total assets in restricted securities that cannot be offered for public sale in the United States without first being registered under the 1933 Act. Subject to those non-fundamental policy limitations, each Portfolio may acquire investments that are illiquid or have limited liquidity, such as private placements or investments that are not registered under the 1933 Act, and cannot be offered for public sale in the United States without first being registered. An illiquid investment is any investment that cannot be disposed of within seven days in the normal course of business at approximately the amount at which it is valued by a Portfolio. Repurchase agreements maturing in more than seven days are considered illiquid investments and, as such, are subject to the limitations set forth in this paragraph. The price a Portfolio pays for illiquid securities or receives upon resale may be lower than the price paid or received for similar securities with a more liquid market. Accordingly, the valuation of these securities will reflect any limitations on their liquidity.

         Each Portfolio may also purchase Rule 144A securities sold to institutional investors without registration under the 1933 Act. These securities may be determined to be liquid in accordance with guidelines established by the Adviser and approved by the Trustees. The Trustees will monitor the Adviser's implementation of these guidelines on a periodic basis.

         FUTURES AND OPTIONS TRANSACTIONS. Each Portfolio is permitted to enter into the futures and options transactions described below for hedging purposes. These instruments are commonly known as derivatives.



      The Bond and High Yield Bond Portfolios may purchase and sell exchange traded and over-the-counter ("OTC") put and call options on fixed income securities or indices of fixed income securities, enter into forward contracts, purchase and sell futures contracts on indices of fixed income securities, purchase and sell put and call options on futures contracts on indices of fixed income securities and purchase and sell options on currencies. With respect to the Value Equity, International Equity, Small Cap, Large Cap Growth and Real Estate Portfolios, such Portfolios may purchase

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




and sell exchange traded and OTC put and call options on equity securities or indices of equity securities, enter into forward contracts, purchase and sell futures contracts on indices of equity securities, purchase and sell put and call options on futures contracts on indices of equity securities and purchase and sell options on currencies. The Portfolios may use these techniques for hedging or risk management purposes or, subject to certain limitations, for investment purposes in lieu of investing directly in the corresponding securities or instruments.

         Each Portfolio may use these techniques to manage its exposure to changing interest rates, currency exchange rates (with respect to the Bond, High Yield Bond and International Equity Portfolios only) and/or security prices. Some options and futures strategies, including selling futures contracts and buying puts, tend to hedge a Portfolio's investments against price fluctuations. Other strategies, including buying futures contracts, writing puts and calls, and buying calls, may tend to increase market exposure. For example, if the Portfolio wishes to obtain exposure to a particular market or market sector but does not wish to purchase the relevant securities, it could, as an alternative, purchase a futures contract on an index of such securities or related securities. Such a purchase would not constitute a hedging transaction and could be considered speculative. However, the Portfolio will use future contracts or options in this manner only for the purpose of obtaining the same level of exposure to a particular market or market sector that it could have obtained by purchasing the relevant securities and will not use futures contracts or options to leverage its exposure beyond this level. Options and futures contracts may be combined with each other or with forward contracts in order to adjust the risk and return characteristics of a Portfolio's overall strategy in a manner deemed appropriate to the Advisers and consistent with the Portfolio's objective and policies. Because combined positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.



         A Portfolio's use of these transactions is a highly specialized activity, which involves investment strategies and risks different from those associated with ordinary portfolio securities transactions, and there can be no guarantee that their use will increase the Portfolio's return. While a Portfolio's use of these instruments may reduce certain risks associated with owning its portfolio securities, these techniques themselves entail certain other risks. If the Advisers apply a strategy at an inappropriate time or judge market conditions or trends incorrectly, such strategies may lower a Portfolio's return. Certain strategies limit a Portfolio's opportunity to realize gains as well as limiting its exposure to losses. A Portfolio could experience losses if the prices of its options and futures positions were poorly correlated with its other investments, or if it could not close out its positions because of an illiquid secondary market. In addition, a Portfolio will incur costs, including commissions and premiums, in connection with these transactions and these transactions could significantly increase the Portfolio's turnover rate.

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






         Each Portfolio may purchase and sell put and call options on securities, indices of securities and futures contracts, or purchase and sell futures contracts for the purposes described herein.



         The Commodity Exchange Act prohibits U.S. persons, such as the Bond and International Equity Portfolios, from buying or selling certain foreign futures contracts or options on such contracts. Accordingly, these Portfolios will not engage in foreign futures or options transactions unless the contracts in question may lawfully be purchased and sold by U.S. persons in accordance with applicable Commodity Futures Trading Commission ("CFTC") regulations or CFTC staff advisories, interpretations and no action letters. In addition, in order to assure that the Portfolios will not be considered "commodity pools" for purposes of CFTC rules, each Portfolio will enter into transactions in futures contracts or options on futures contracts only if (1) such transactions constitute BONA FIDE hedging transactions, as defined under CFTC rules, or (2) no more than 5% of the Portfolio's net assets are committed as initial margin or premiums to positions that do not constitute BONA FIDE hedging transactions.

OPTIONS

         PURCHASING PUT AND CALL OPTIONS. By purchasing a put option, a Portfolio obtains the right (but not the obligation) to sell the instrument underlying the option at a fixed strike price. In return for this right, a Portfolio pays the current market price for the option (known as the option premium). Options have various types of underlying instruments, including specific securities, currencies, indices of securities, indices of securities prices, and futures contracts. A Portfolio may terminate its position in a put option it has purchased by allowing it to expire or by exercising the option. A Portfolio may also close out a put option position by entering into an offsetting transaction, if a liquid market exists. If the option is allowed to expire, a Portfolio will lose the entire premium it paid. If a Portfolio exercises a put option on a security, it will sell the instrument underlying the option at the strike price. If a Portfolio exercises an option on an index, settlement is in cash and does not involve the actual sale of securities. American style options may be exercised on any day up to their expiration date. European style options may be exercised only on their expiration date.

         The buyer of a typical put option can expect to realize a gain if the price of the underlying instrument falls substantially. However, if the price of the instrument underlying the option does not fall enough to offset the cost of purchasing the option, a put buyer can expect to suffer a loss (limited to the amount of the premium paid, plus related transaction costs).

         The features of call options are essentially the same as those of put options, except that the purchaser of a call option obtains the right to purchase, rather than sell, the instrument underlying the option at the option's strike price. A call buyer typically attempts to participate in potential price increases of the instrument underlying the

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




option with risk limited to the cost of the option and related transaction costs if security prices fall. At the same time, the buyer can expect to suffer a loss if security prices do not rise sufficiently to offset the cost of the option.

         SELLING (WRITING) PUT AND CALL OPTIONS. When a Portfolio writes a put option, it takes the opposite side of the transaction from the option's purchaser. In return for receipt of the premium, the Portfolio assumes the obligation to pay the strike price for the instrument underlying the option if the other party to the option chooses to exercise it. A Portfolio may seek to terminate its position in a put option it writes before exercise by purchasing an offsetting option in the market at its current price. If the market is not liquid for a put option a Portfolio has written, however, the Portfolio must continue to be prepared to pay the strike price while the option is outstanding, regardless of price changes, and must continue to post margin as discussed below.

         If the price of the underlying instrument rises, a put writer would generally expect to profit, although its gain would be limited to the amount of the premium it received. If security prices remain the same over time, it is likely that the writer will also profit, because it should be able to close out the option at a lower price. If security prices fall, however, the put writer would expect to suffer a loss. This loss should be less than the loss from purchasing and holding the underlying instrument directly, however, because the premium received for writing the option should offset a portion of the decline.

         Writing a call option obligates a Portfolio to sell or deliver the option's underlying instrument in return for the strike price upon exercise of the option. The characteristics of writing call options are similar to those of writing put options, except that writing calls generally is a profitable strategy if prices remain the same or fall. Through receipt of the option premium a call writer offsets part of the effect of a price decrease. At the same time, because a call writer must be prepared to deliver the underlying instrument in return for the strike price, even if its current value is greater, a call writer gives up some ability to participate in security price increases.

         The writer of a U.S. exchange traded put or call option on a security, an index of securities or a futures contract is required to deposit cash or securities or a letter of credit as margin and to make mark-to-market payments of variation margin if and as the position becomes unprofitable.

         OPTIONS ON INDICES. A Portfolio is permitted to enter into options transactions and may purchase and sell put and call options on any securities index based on securities in which the Portfolio may invest. Options on securities indices are similar to options on securities, except that the exercise of securities index options is settled by cash payment and does not involve the actual purchase or sale of securities. In addition, these options are designed to reflect price fluctuations in a group of securities or segment of the securities market rather than price fluctuations in a single security. A Portfolio, in purchasing or selling index options, is subject to the risk that the value of its

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




portfolio securities may not change as much as an index because the Portfolio's investments generally will not match the composition of an index.

         For a number of reasons, a liquid market may not exist and thus a Portfolio may not be able to close out an option position that it has previously entered into. When a Portfolio purchases an OTC option, it will be relying on its counterparty to perform its obligations, and the Portfolio may incur additional losses if the counterparty is unable to perform.

FUTURES CONTRACTS

         When a Portfolio purchases a futures contract, it agrees to purchase a specified quantity of an underlying instrument at a specified future date and price or to make or receive a cash payment based on the value of a securities index. When a Portfolio sells a futures contract, it agrees to sell a specified quantity of the underlying instrument at a specified future date and price or to receive or make a cash payment based on the value of a securities index. The price at which the purchase and sale will take place is fixed when a Portfolio enters into the contract. Futures can be held until their delivery dates or the positions can be (and normally are) closed out before then. There is no assurance, however, that a liquid market will exist when a Portfolio wishes to close out a particular position.

         When a Portfolio purchases or sells a futures contract, the value of the futures contract tends to increase and decrease in tandem with the value of its underlying instrument. Purchasing futures contracts may tend to increase the Portfolio's exposure to positive and negative price fluctuations in the underlying instrument, as discussed above. When a Portfolio sells a futures contract, by contrast, the value of its futures position will tend to move in a direction contrary to the value of the underlying instrument. Selling futures contracts on securities similar to those held by a Portfolio, therefore, will tend to offset both positive and negative market price changes, much as if the underlying instrument had been sold. Because there are a limited number of types of exchange-traded options and futures contracts, it is likely that these standardized instruments will not exactly match a Portfolio's current or anticipated investments. A Portfolio may invest in futures contracts and options thereon based on currencies or on securities with different issuers, maturities, or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of the Portfolio's other investments. A Portfolio may also enter into transactions in futures contracts and options for non-hedging purposes, as discussed above.



         The purchaser or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, when a Portfolio buys or sells a futures contract it will be required to deposit "initial margin" with the Custodian in a segregated account in the name of its futures broker,

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known as a futures commission merchant ("FCM"), or with the FCM. Initial margin deposits are typically equal to a small percentage of the contract's value. If the value of either party's position declines, that party will be required to make additional "variation margin" payments equal to the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. A Portfolio may be obligated to make payments of variation margin at a time when it is disadvantageous to do so. Furthermore, it may not always be possible for a Portfolio to close out its futures positions. Until it closes out a futures position, a Portfolio will be obligated to continue to pay variation margin. Initial and variation margin payments do not constitute purchasing on margin for purposes of a Portfolio's investment restrictions. In the event of the bankruptcy of an FCM that holds margin on behalf of a Portfolio, the Portfolio may be entitled to return of margin owed to it only in proportion to the amount received by the FCM's other customers, potentially resulting in losses to the Portfolio.

         COVER-SEGREGATED ACCOUNTS. A Portfolio will segregate liquid securities in connection with its use of options and futures contracts to the extent required by the SEC. Securities held in a segregated account cannot be sold while the futures contract or option is outstanding, unless they are replaced with other suitable assets. As a result, there is a possibility that the segregation of a large percentage of a Portfolio's assets could impede portfolio management or the Portfolio's ability to meet redemption requests or other current obligations.



         For further information about the Portfolio's use of futures and options and a more detailed discussion of associated risks, see Item 13 in Part B.



         MONEY MARKET INSTRUMENTS: VALUE EQUITY, INTERNATIONAL EQUITY, SMALL CAP, LARGE CAP GROWTH AND REAL ESTATE PORTFOLIOS. The Value Equity, International Equity, Small Cap, Large Cap Growth and Real Estate Portfolios are permitted to invest in money market instruments although each intends to stay invested in equity securities to the extent practical in light of their objectives and long-term investment perspectives. These Portfolios may make money market investments pending other investments or settlements, for liquidity or in adverse market conditions. Such money market investments may include obligations of the U.S. Government and its agencies and instrumentalities, other debt securities, commercial paper, bank obligations and repurchase agreements. The International Equity and Real Estate Portfolios may purchase non-publicly offered debt securities. The International Equity Portfolio may also invest in short-term obligations of sovereign foreign governments, their agencies, instrumentalities and political subdivisions. For more detailed information about these money market investments, see Item 13 in Part B.

         FOREIGN INVESTMENT INFORMATION: BOND, HIGH YIELD BOND AND INTERNATIONAL EQUITY PORTFOLIOS. The Bond and High Yield Bond Portfolios may invest and the International Equity Portfolio will invest primarily in foreign securities. Investments in securities of foreign issuers and in obligations of foreign branches of domestic banks involve somewhat different investment risks from those affecting securities of domestic issuers. There may be limited publicly available

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




information with respect to foreign issuers, and foreign issuers are not generally subject to uniform accounting, auditing and financial standards and requirements comparable to those applicable to domestic companies. Dividends and interest paid by foreign issuers may be subject to withholding and other foreign taxes that may decrease the net return on such investments.



         Investors should realize that the value of a Portfolio's investments in foreign securities may be adversely affected by changes in political or social conditions, diplomatic relations, confiscatory taxation, expropriation, nationalization, limitation on the removal of funds or assets, or imposition of (or change in) exchange control or tax regulations in those foreign countries. In addition, changes in government administrations or economic or monetary policies in the United States or abroad could result in appreciation or depreciation of portfolio securities and could favorably or unfavorably affect a Portfolio's operations. Furthermore, the economies of individual foreign nations may differ from the U.S. economy, favorably or unfavorably, in areas such as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position; it may also be more difficult to obtain and enforce a judgment against a foreign issuer. Any foreign investments made by a Portfolio must be made in compliance with U.S. and foreign currency restrictions and tax laws restricting the amounts and types of foreign investments.

         In addition, while the volume of transactions effected on foreign stock exchanges has increased in recent years, in most cases it remains appreciably below that of domestic security exchanges. Accordingly, a Portfolio's foreign investments may be less liquid and their prices may be more volatile than comparable investments in securities of U.S. companies. Moreover, the settlement periods for foreign securities, which are often longer than those for securities of U.S. issuers, may affect portfolio liquidity. In buying and selling securities on foreign exchanges, purchasers normally pay fixed commissions that are generally higher than the negotiated commissions charged in the United States. In addition, there is generally less government supervision and regulation of securities exchanges, brokers and issuers located in countries other than in the United States.

         Although the International Equity Portfolio invests primarily in securities of established issuers based in developed foreign countries, it may also invest in securities of issuers in developing market countries. Investments in securities of issuers in developing market countries may involve a high degree of risk and many may be considered speculative. These investments carry all of the risks of investing in securities of foreign issuers outlined in this section to a heightened degree. These heightened risks include: (i) greater risks of expropriation, confiscatory taxation, nationalization, and less social, political and economic stability; (ii) the small current size of the markets for securities of emerging market issuers and the currently low or non-existent volume of trading, resulting in limited liquidity and in price volatility; (iii) certain national policies that may restrict the International Equity Portfolio's investment opportunities including restrictions on investing in issuers or industries deemed sensitive to relevant national

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interests; and (iv) the absence of developed legal structures governing private or foreign investment and private property.



         Each Portfolio (except the Value Equity Portfolio) may invest in securities of foreign issuers directly or in the form of American Depository Receipts ("ADRs"), European Depository Receipts ("EDRs"), Global Depository Receipts ("GDRs") or other similar securities of foreign issuers. These securities may not necessarily be denominated in the same currency as the securities they represent. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying foreign securities. Certain institutions issuing ADRs may not be sponsored by the issuer of the underlying foreign securities. A non-sponsored depository may not provide the same shareholder information that a sponsored depository is required to provide under its contractual arrangements with the foreign issuer. EDRs are receipts issued by a European financial institution evidencing a similar arrangement. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets, and EDRs, in bearer form, are designed for use in European securities markets.



         Because investments in foreign securities involve foreign currencies, the value of assets as measured in U.S. dollars may be affected, favorably or unfavorably, by changes in currency exchange rates and in exchange control regulations, including currency blockage.



         FOREIGN CURRENCY EXCHANGE TRANSACTIONS. Because the International Equity Portfolio will and the Small Cap Portfolio and the Large Cap Growth Portfolios may buy and sell securities and will receive interest and dividends in currencies other than the U.S. dollar, such Portfolios may, from time to time, enter into foreign currency exchange transactions. A Portfolio may enter into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, use forward currency contracts to purchase or sell foreign currencies, use currency futures contracts or purchase or sell options thereon or purchase or sell currency options.

         A forward foreign currency exchange contract is an obligation of a Portfolio to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract. Currency options give the buyer the right, but not the obligation, to purchase or sell a fixed amount of a specific currency at a fixed price at a future date. These contracts are entered into in the interbank market directly between currency traders (usually large commercial banks) and their customers. A forward foreign currency exchange contract generally has no deposit requirement, and is traded at a net price without commission. The International Equity, Small Cap and Large Cap Growth Portfolios will not enter into these foreign currency exchange transactions for speculative purposes. Foreign currency exchange transactions do not eliminate fluctuations in the local currency prices of a Portfolio's securities or in foreign exchange rates, or prevent loss if the local currency prices of these securities should decline.

         A currency futures contract is a contract involving an obligation to deliver or acquire the specified amount of a currency at a specified price at a specified future time. Futures contracts may be settled on a net cash payment basis rather than by the sale and delivery of the underlying currency.

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




         The International Equity, Samll Cap and Large Cap Growth Portfolios may enter into foreign currency exchange transactions in an attempt to protect against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or anticipated securities transactions. Such Portfolios may use these techniques to hedge against a change in foreign currency exchange rates (with the U.S. dollar or other foreign currencies) that would cause a decline in the value of existing investments denominated or principally traded in a foreign currency.

         Although these transactions are intended to minimize the risk of loss due to a decline in the value of the hedged currency, these transactions also limit any potential gain that might be realized should the value of the hedged currency increase. Additionally, the premiums paid by a Portfolio for currency or futures options increase the Portfolio's transaction costs. Similarly, the cost of a Portfolio's spot currency exchange transactions is generally the difference between the bid and offer spot rate of the currency being purchased or sold. Moreover, forward contracts that convert one foreign currency into another foreign currency will cause the Portfolio to assume the risk of fluctuations in the value of the currency purchased vis-a-vis the hedged currency and the U.S. dollar. The precise matching of these transactions and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of such securities between the date such a transaction is entered into and the date it matures. The projection of currency market movements is extremely difficult and the successful execution of a hedging strategy is highly uncertain.

        SMALL CAPITAL GROWTH AND EMERGING GROWTH COMPANIES: SMALL CAP PORTFOLIO. Because the securities of small capital growth and emerging growth companies, particularly those traded over-the-counter, may have more limited marketability than those of larger, more seasoned companies, or market averages in general, investing in small capital growth or emerging growth companies may involve greater than average risks. The value of the Small Cap Portfolio's shares may fluctuate more widely than the value of shares of a fund that invests primarily in larger, more established companies. Normally small capital growth companies have fewer shares outstanding than larger companies; consequently, it may be more difficult to buy or sell significant amounts of such shares without an unfavorable impact on prevailing prices. Small capital growth companies may have limited product lines, markets or financial resources and may lack management depth. There is typically less publicly available information concerning smaller issuers than for larger, more established companies.

        SPECIAL SITUATIONS: SMALL CAP PORTFOLIO, LARGE CAP GROWTH PORTFOLIO AND REAL ESTATE PORTFOLIO. From time to time, the Large Cap Growth Portfolio, Small Cap Portfolio and Real Estate Portfolio may invest in special situations. A special situation arises when UBSAM, as sub-adviser, believes that the securities of a particular issuer will be recognized and appreciate in value due to a specific development affecting that issuer. Developments that might create a special situation include a new product or process, a technological breakthrough, a management change, merger, recapitalization or other extraordinary corporate event, or a change in market supply of and demand for the security. Investments in special situations may carry an additional risk of loss in the event that the anticipated development does not occur or does not result in the anticipated market reaction.

        SHORT SALES: SMALL CAP PORTFOLIO, LARGE CAP GROWTH PORTFOLIO AND REAL ESTATE PORTFOLIO. In the event that UBSAM anticipates that the price of a security will decline, it may sell the security short and borrow the same security from a broker or other institution to complete the sale. The Small Cap, Large Cap Growth and the Real Estate Portfolios will only enter into short sales for hedging purposes. The Small Cap, Large Cap Growth and Real Estate Portfolios will incur a profit or a loss, depending upon whether the market price of the security decreases or increases between the date of the short sale and the date on which the Small Cap, Large Cap Growth or Real Estate Portfolio must replace the borrowed security. All short sales will be fully collateralized and the Small Cap, Large Cap Growth and Real Estate Portfolios will not sell securities short if immediately after and as a result of the short sale, the value of all securities sold by either of the Small Cap, Large Cap Growth or Real Estate Portfolio exceeds 25% of its total assets. The Small Cap, Large Cap Growth and Real Estate Portfolios will also limit short sales of any one issuer's securities to 2% of their total assets and to 2% of any one class of the issuer's securities.

        CORPORATE BONDS: BOND PORTFOLIO AND HIGH YIELD BOND PORTFOLIO. The Portfolios may invest in a broad range of corporate bonds of domestic and foreign issuers. These include debt securities of various types and maturities, e.g., debentures, notes, mortgage securities, equipment trust certificates and other collateralized securities and zero coupon securities. Collateralized securities are backed by a pool of assets such as loans or receivables that generate cash flow to cover the payments due on the securities. Collateralized securities are subject to certain risks, including a decline in the value of the collateral backing the security, failure of the collateral to generate the anticipated cash flow or in certain cases more rapid prepayment than anticipated because of events affecting the collateral, such as accelerated prepayment of mortgages or other loans backing these securities or destruction of equipment subject to equipment trust certificates. In the event of any such prepayment, the Portfolios will be required to reinvest the proceeds of prepayments at interest rates prevailing at the time of reinvestment, which may be lower than the interest rates on the prepaid securities. In addition, the value of zero coupon securities, which do not pay interest, is more volatile than that of interest bearing debt securities with the same maturity. Although zero coupon securities do not pay interest to the holders thereof, federal income tax law requires the Funds to recognize a portion of such securities' discount as income each year. This income must be distributed to shareholders along with other income earned by the Funds.

        LOWER-RATED SECURITIES: HIGH YIELD BOND PORTFOLIO. Changes by ratings services in their ratings of securities held by the High Yield Bond Portfolio may affect the value of these investments. Changes in the value of portfolio investments generally will not affect the income derived from these investments, but will affect the High Yield Bond Fund's net asset value.

        Securities rated C by Moody's are the lowest rated class and can be regarded as having extremely poor prospects of ever attaining any real investment standing. Debt rated D by S&P, its lowest rating, is in default or is expected to default upon maturity or payment date.

        Lower-rated, and unrated securities determined by UBSAM to be comparable, (i) will likely have some quality and protective characteristics that, in the judgment of the rating organization and/or UBSAM, are outweighed by considerable uncertainties or major exposures to adverse conditions and (ii) are predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. The market values of these securities tend to be more sensitive to individual corporate developments and changes in economic conditions than higher-quality securities.

        The inability (or perceived inability) of issuers to make timely payments of interest and principal would likely make the values of securities held by the High Yield Bond Portfolio more volatile and could limit the High Yield Bond Portfolio's ability to sell its securities at prices approximating the values the High Yield Bond Portfolio had placed on these securities. The absence of a liquid trading market for certain of these securities may make it more difficult for the High Yield Bond Portfolio to establish the fair market value of these securities and calculate the High Yield Bond Fund's net asset value. The rating assigned to a security by Moody's or S&P does not reflect an assessment of the volatility of the security's market value or the liquidity of an investment in the security.

        NON-DIVERSIFIED STATUS: REAL ESTATE PORTFOLIO. The Real Estate Portfolio IS classified as "non-diversified" investment companies under the Investment Company Act of 1940, as amended (the "1940 Act"), which means that the the Real Estate Portfolio is not limited by the 1940 Act in the proportion of their assets that may be invested in the securities of a single issuer. As such, the Real Estate Portfolio may invest in a smaller number of individual issuers than a diversified investment company.

        In order to qualify as a RIC, the Real Estate Portfolio will have to meet certain requirements, including asset diversification requirements. Under these asset diversification requirements, the Real Estate Portfolio will limit its investments so that, at the close of each quarter of the taxable year:

(i) not more than 25% of the Real Estate Portfolio's total assets (at market value) will be invested in the securities of a single issuer, and
(ii) with respect to 50% of its total assets (at market value), not more than 5% of its total assets (at market value) will be invested in the securities of a single issuer, and
(iii) the Real Estate Portfolio will not own more than 10% of the outstanding voting securities of any single issuer.

        The Real Estate Portfolio's investments in securities issued by the U.S. Government, its agencies and instrumentalities or other mutual funds are not subject to these limitations.

        REAL ESTATE SECURITIES: REAL ESTATE PORTFOLIO. The Real Estate Portfolio will not invest in real estate directly, but only in securities issued by real estate companies. However, the Real Estate Portfolio may be subject to risks similar to those associated with the direct ownership of real estate (in addition to securities market risks) because of its policy of concentration in the securities of companies in the real estate industry. These include declines in the value of real estate, risks related to general and local economic conditions, dependency on management skill, heavy cash flow dependency, possible lack of availability of mortgage funds, overbuilding, extended vacancies of properties, increased competition, increases in property taxes and operating expenses, changes in zoning laws, losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from environmental problems, casualty or condemnation losses, limitations on rents, changes in neighborhood property values and the appeal of properties to tenants and changes in interest rates.

        REAL ESTATE INVESTMENT TRUSTS: REAL ESTATE PORTFOLIO. The Real Estate Portfolio may invest without limit in shares of REITs. REITs pool investors' funds for investment primarily in income producing real estate or real estate related loans or interests. A REIT is not taxed on income distributed to shareholders if it complies with several requirements relating to its organization, ownership, assets, income and a requirement that it distribute to its shareholders at least 95% of its taxable income (other than net capital gains) for each taxable year. REITs can generally be classified as Equity REITs, Mortgage REITs or Hybrid REITs.

        EQUITY REITs, which invest the majority of their assets directly in real property, derive their income primarily from rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value.

        MORTGAGE REITs, which invest the majority of their assets in real estate mortgages, derive their income primarily from interest payments.

        HYBRID REITs combine the characteristics of both Equity REITs and Mortgage REITs.

        In addition to the risks of investments in real estate securities noted above, investment in REITs may present additional risks. Equity REITs may be affected by changes in the value of the underlying property owned by the trusts, while Mortgage REITs may be affected by the quality of any credit extended. Further, Equity and Mortgage REITs are dependent upon specialized management skills and generally may not be diversified. Equity and Mortgage REITs are also subject to heavy cash flow dependency and defaults by borrowers. In addition, Equity and Mortgage REITs could possibly fail to qualify for tax free pass-through of income under the Code, or to maintain their exemptions from registration under the 1940 Act. The above factors may also adversely affect a borrower's or a lessee's ability to meet its obligations to the REIT. In the event of a default by a borrower or lessee, the REIT may experience delays in enforcing its rights as a mortgagee or lessor and may incur substantial costs associated with protecting its investments.



INVESTMENT RESTRICTIONS

         The investment objective of each Portfolio, together with the investment restrictions described below and in Part B, except as noted, are deemed fundamental policies, i.e., they may be changed only by the "vote of a majority of the outstanding voting securities" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the Portfolio.

         As a diversified investment company, 75% of each Portfolio's total assets are subject to the following fundamental limitations: (a) the Portfolio may not invest more than 5% of its total assets in the securities of any one issuer, except U.S. Government securities; and (b) the Portfolio may not own more than 10% of the outstanding voting securities of any one issuer.

         Each Portfolio may not: (i) purchase the securities or other obligations of issuers conducting their principal business activity in the same industry if its investments in such industry would exceed 25% of the value of the Portfolio's total assets, except this

                                    A-17


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




limitation shall not apply to investments in U.S. Government securities; (ii) enter into reverse repurchase agreements or other permitted borrowings that constitute senior securities under the 1940 Act, exceeding in the aggregate one-third of the value of the Portfolio's assets or (iii) borrow money, except from banks for extraordinary or emergency purposes, or mortgage, pledge or hypothecate any assets except in connection with any such borrowings or permitted reverse repurchase agreements in amounts up to one-third of the value of the Portfolio's assets at the time of such borrowing or purchase securities while borrowings and other senior securities exceed 5% of its total assets. For a more detailed discussion of the above investment restrictions, as well as a description of certain other investment restrictions, see Item 13 in Part B.

ITEM 5.  MANAGEMENT OF THE PORTFOLIOS TRUST.



         DIRECTORS AND TRUSTEES. Pursuant to the Declaration of Trust, the Trustees establish the Portfolio's general policies, are responsible for the overall management of the Portfolios Trust and review the actions of the Adviser, UBSAM, UBSII, the Administrator and other service providers. Additional information about the Portfolios Trust's Board of Trustees and officers appears in Item 14 of Part B. The officers of the Portfolios Trust are also employees of Investors Bank & Trust Company ("Investors Bank") or its affiliates.

         ADVISERS, UBSAM, UBSII AND FUND SERVICES AGENT. The Portfolios Trust has retained the services of the Branch as investment adviser with respect to each Portfolio and UBSII as investment sub-adviser with respect to International Equity Portfolio and UBSAM as investment sub-adviser with respect to the Small Cap Portfolio, Large Cap Growth Portfolio, High Yield Bond Portfolio and Real Estate Portfolio. The Branch, which operates out of offices located at 299 Park Avenue, New York, New York, is licensed by the Superintendent of Banks of the State of New York under the banking laws of the State of New York and is subject to state and federal banking laws and regulations applicable to a foreign bank that operates a state licensed branch in the United States. UBSAM, which also operates out of offices located at 1345 Avenue of the Americas, New York, New York, is a registered investment adviser in the United States. UBSII, with principal offices at Triton Court, 14 Finsbury Square, London, England, EC2A 1PD, is a corporation organized under the laws of the United Kingdom.

         The Bank has branches, agencies, representative offices and subsidiaries in Switzerland and in more than 40 cities outside Switzerland, including, in the United States, New York City, Chicago, Houston, Los Angeles and San Francisco. In addition to the receipt of deposits and the making of loans and advances, the Bank, through its offices and subsidiaries engages in a wide range of banking and financial activities typical of the world's major international banks, including fiduciary, investment advisory and custodial services and foreign exchange in the United States, Swiss, Asian and Euro-capital markets. The Bank is one of the world's leading asset managers and has been active in New York City since 1946.

         At December 31, 1997, the Bank (including its consolidated subsidiaries) had total assets of $395.1 billion (unaudited) and shareholders equity of $14.4 billion (unaudited).

                                    A-18


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





        On December 8, 1997, the Bank and Swiss Bank Corporation ("Swiss Bank") announced their intention to merge (the "Merger Transaction") the Bank with Swiss Bank to form a new company expected to be called UBS. In February, 1998, the shareholders of UBS and Swiss Bank overwhelmingly approved the Merger Transaction. The Merger Transaction's completion is still subject to a number of conditions, including the receipt of regulatory approvals.

         The Adviser, UBSAM and UBSII each provide investment advice and portfolio management to the respective Portfolios. Subject to the supervision of the Trustees, the Adviser makes the Bond and Value Equity Portfolios' day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages said Portfolios' investments and operations. Subject to the supervision of the Trustees and the Adviser, UBSII makes the International Equity Portfolio's day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages said Portfolio's investments and operations. Subject to the supervision of the Trustees and the Adviser, UBSAM makes the day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages the investments and operations of the Small Cap, Large Cap Growth, High Yield Bond and Real Estate Portfolios. See Item 16 in Part B.



         The Advisers use a sophisticated, disciplined, collaborative process for managing all asset classes.



         Ranji H. Nagaswami and Maud Welles are primarily responsible for the day-to-day management and implementation of the Adviser's process for the Bond Portfolio. Ms. Nagaswami, CFA, is also Managing Director and Head of Fixed Income of UBSAM and has served as a portfolio manager of UBSAM since 1986. She has an M.B.A. from Yale University. Ms. Welles is a Director and Senior Portfolio Manager of UBSAM. She has an M.B.A. from New York University. Ms. Nagaswami and Ms. Welles have eleven years and twelve years of investment experience, respectively.

        Neil S. Kenagy is primarily responsible for the day-to-day management and implementation of the Adviser's process for the Value Equity Portfolio.
Mr. Kenagy, CFA, has been a Vice President and Portfolio Manager of UBSAM since February 1996. Previously, Mr. Kenagy was Vice President and Portfolio Manager for Dillon Read Investment Management from March 1992 through February 1996. Mr. Kenagy has seven years of investment experience.

         Robin Apps is primarily responsible for the day-to-day management and implementation of the Sub-Adviser's process for the International Equity Portfolio. Mr. Apps has been a Senior Vice President of UBSII since 1990, and is responsible for researching investment opportunities in the Far East. Mr. Apps has twelve years of investment experience and is also qualified as an actuary.

        Paul A. Graham, Jr., CFA and David N. Wabnik are primarily responsible for the day-to-day management and implementation of UBSAM's process for the Small Cap Portfolio. Mr. Graham has twelve years investment experience and has been a Director and Senior Portfolio Manager of UBSAM since 1994. Previously, Mr. Graham was affiliated with Value Line, Inc. Mr. Graham received a BA from Dartmouth College and is a member of the New York Society of Security Analysts. Mr. Wabnik has seven years investment experience and has been a Vice President and Portfolio Manager of UBSAM since 1995. Prior to joining UBSAM, Mr. Wabnik was affiliated with Value Line Asset Management and Morgan Stanley & Co., Inc. Mr. Wabnik holds an MBA from Columbia Business School.


        Wayne D. Thornbrough, CFA is primarily responsible for the day-to-day management and implementation of UBSAM's process for the Large Cap Growth Portfolio. Mr. Thornbrough has thirty years investment experience and has been the Chief Investment Officer and a Managing Director of UBSAM since 1995. Previously, Mr. Thornbrough has been affiliated with a number of investment firms, including State Street Research and Dillon, Read & Co. Mr. Thornbrough received an MBA from Harvard University Business School and a BA from Harvard University.

        Kevin J. McCormick and Kurtis W. Krestinski are primarily responsible for the day-to-day management and implementation of UBSAM's process for the High Yield Bond Portfolio. Mr. McCormick has twelve years investment experience. Mr. McCormick spent two years as a portfolio manager for UBSAM before leaving and joining Wasserstein Perella Securities, where he spent one year. Mr. McCormick rejoined UBSAM in 1997 as a Director and Senior Portfolio Manager. He also serves on the firm's Credit Committee. Mr. McCormick has been affiliated with a number of investment firms, including Kidder, Peabody & Co., Drexel Burnham Lambert and Citicorp Investment Bank. Mr. Krestinski has four years investment experience and has been a Vice President and Portfolio Manager of UBSAM since 1996. He also serves on the firm's Credit Committee. Previously, Mr. Krestinski was affiliated with Standard & Poor's and Mercantile and General Reinsurance. He received an M.B.A. from Columbia Business School.

        Bruce C. Ebnother is primarily responsible for the day-to-day management and implementation of UBSAM's process for the Real Estate Portfolio. Mr. Ebnother is a Vice President and Portfolio Manager at UBSAM, a position he has held since 1996. Prior to joining UBSAM, Mr. Ebnother was a Senior Equity Analyst, Real Estate, at Smith Barney from 1992 through 1996. Mr. Ebnother has 14 years investment experience and holds a BA degree.

                                   A-19


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         In addition to the above-listed investment advisory services, the
Adviser also provides the Portfolios Trust with certain related administrative services. Subject to the supervision of the Trustees, the Adviser is responsible for: establishing performance standards for the third-party service providers of the Portfolios Trust and overseeing and evaluating the performance of such entities; providing and presenting quarterly management reports to the Trustees; and supervising the preparation of reports for investors in the Portfolios.



         Under Investment Advisory Agreements with the Portfolios Trust with respect to each Portfolio, the Portfolios Trust pay the Adviser a fee, calculated daily and payable monthly, at an annual rate equal to 0.45% of the Bond Portfolio's average net assets, 0.60% of the Value Equity Portfolio's average net assets, 0.85% of the International Equity Portfolio's average net assets, 0.60% of the Small Cap Portfolio's average net assets, 0.60% of the Large Cap Growth Portfolio's average net assets, 0.45% of the High Yield Bond Portfolio's average net assets and 0.70% of the Real Estate Portfolio's average net assets. Pursuant to the Sub-Advisory Agreement between the Adviser and UBSII, the Adviser has agreed to pay UBSII a fee, calculated daily and payable monthly, at an annual rate equal to 0.75% of the International Equity Portfolio's first $20 million of average net assets, 0.50% of the next $30 million of average net assets, and 0.40% of the International Equity Portfolio's average net assets in excess of $50 million. The Adviser is solely responsible for paying UBSII this fee.

        Pursuant to Sub-Advisory Agreements between the Adviser and UBSAM, the Adviser has agreed to pay UBSAM a fee, calculated daily and paid monthly, equal, on an annual basis to the following rates:

Large Cap Growth Portfolio 0.30% of the Portfolio's first $25 million average daily net assets, 0.25% of the Portfolio's next $25 million average daily net assets and 0.20% of the Portfolio's average daily net assets in excess of $50 million.

Small Cap Portfolio        0.40% of the Portfolio's first $25 million average
                           daily net assets, 0.325% of the Portfolio's next $25 million average daily net assets and 0.25% of the Portfolio's average daily net assets in excess of $50 million.

Real Estate Portfolio      0.40% of the Portfolio's first $25 million average
                           daily net assets, 0.325% of the Portfolio's next $25 million average daily net assets and 0.25% of the Portfolio's average daily net assets in excess of $50 million.

        The Adviser is soly responsible for paying UBSAM these fees.

        ADMINISTRATOR. The Portfolios employ IBT Trust & Custodial Services (Ireland) LTMD ("IBT Ireland"), a subsidiary of Investors Bank, as Administrator under an Administration Agreement (the "Administration Agreements") to provide certain administrative services. The services provided by IBT Ireland under the Administration Agreement include certain accounting, clerical and bookkeeping services, corporate secretarial services and assistance in the preparation and filing of tax returns and reports to shareholders and the SEC. Investors Bank is a wholly-owned subsidiary of Investors Financial Services Corp., a publicly-held corporation and holding company registered under the Bank Holding Company Act of 1956.

        For its services under the Administration Agreement, each Portfolio pays IBT Ireland a fee which is calculated daily and paid monthly, equal, on an annual basis, to 0.07% of such Portfolio's first $100 million average daily net assets and 0.05% of the assets in excess of $100 million. IBT Ireland's principal offices are located at Deloitte & Touche House, 29 Earlsfort Terrace, Dublin 2, Ireland. Investors Bank's principal offices are located at 200 Clarendon Street, Boston, Massachusetts 02116.

        CUSTODIAN. Investors Bank also serves as the custodian for the Portfolios. The Custodian also maintains offices at 1 First Canadian Place, King Street West, Suite 2800, Toronto, Ontario M5X 1C8.


                                  A-20


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ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.



         Each Portfolio is a series of the Portfolios Trust, which is organized as a series trust under the law of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series or subtrusts (each a "Portfolio"). Currently, there are seven active series of the Portfolios Trust: UBS Bond Portfolio, UBS Value Equity Portfolio, UBS International Equity Portfolio, UBS Small Cap Portfolio, UBS Large Cap Growth Portfolio, UBS High Yield Bond Portfolio and UBS Real Estate Portfolio. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in a Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of that Portfolio (and of no other series). However, the risk of an investor in a Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations. Investments in a Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below.



         Each investor is entitled to a vote in proportion to the amount of its investment in a Portfolio. Investors in each Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all series. As to any matter which does not affect a particular series, only investors in the one or more affected Portfolios are entitled to vote. The Portfolios are not required and have no current intention of holding special meetings of investors, but the Portfolios will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental objectives and policies will be submitted to investors for approval. Investors under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) have the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of that Portfolio (and no other series) available for distribution to investors.

                                      A-21


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





         Each Portfolio determines its net income and realized capital gains, if any, on each Portfolio Business Day (as defined below) and allocates all such income and gain pro rata among the investors in the Portfolio at the time of such determination.

         The "net income" of each Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of a Portfolio, less (ii) all actual and accrued expenses of that Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of a Portfolio. All the net income of each Portfolio is allocated pro rata among the investors in that Portfolio (and no other series).

         Under their anticipated method of operation, the Portfolios will not be subject to any income tax. However, each investor in each Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolios Trust) of that Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an investor in each Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in that Portfolio.



         For more information on tax matters, see Item 20 in Part B. Investor inquiries regarding the Portfolios Trust may be directed to UBS Investor Portfolios Trust, P.O. Box 501B, Cardinal Avenue, George Town, Grand Cayman, Cayman Islands B.W.I. (345-914-6266).



ITEM 7.  PURCHASE OF SECURITIES.

         Beneficial interests in each Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 4 above.



         An investment in a Portfolio may be made without sales load at the net asset value next determined if an order is received "in good order" by the Portfolios Trust. The net asset value of each Portfolio is determined each day during which the New York Stock Exchange ("NYSE") is open for business ("Portfolio Business Day"). This determination is made once each day as of 4:00 p.m. New York time or at the close of regular trading on the NYSE, whichever is earlier (the "Valuation Time"). For information on the valuation of the Portfolios' securities, see Item 19 in Part B.



         There is no minimum initial or subsequent investment in a Portfolio. However, because each Portfolio intends to be as fully invested at all times as is reasonably

                                      A-22


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



practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of a Portfolio's custodian bank by a Federal Reserve Bank).

         A Portfolio may, at its own option, accept securities in payment for investments in its beneficial interest. The securities delivered in kind are valued by the method described in Item 19 of Part B as of the business day prior to the day a Portfolio receives the securities. Securities may be accepted in payment for beneficial interests only if they are, in the judgment of the Trustees, appropriate investments for a Portfolio. In addition, securities accepted in payment for beneficial interests must: (i) meet the investment objective and policies of a Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and
(iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, over-the-counter market or by readily available market quotations from a dealer in such securities. Each Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for beneficial interests.




         Each investor in each Portfolio may add to or reduce its investment in that Portfolio on each Portfolio Business Day. As of the Valuation Time on each such day, the value of each investor's beneficial interests in each Portfolio will be determined by multiplying the net asset value of a Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in each Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in a Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in a Portfolio as of the Valuation Time on the following Portfolio Business Day.

ITEM 8.  REDEMPTION OR REPURCHASE.

         An investor in each Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolios Trust by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Portfolios Trust in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

         Each Portfolio reserves the right to pay redemptions in kind. Unless requested by an investor, a Portfolio will not make redemptions in kind to an investor, except in situations where that investor may make redemptions in kind. See Item 19 in Part B.

ITEM 9.  PENDING LEGAL PROCEEDINGS.

         Not applicable.

                                     A-24



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




                                    PART B

ITEM 10. COVER PAGE.

         Not Applicable.

ITEM 11. TABLE OF CONTENTS.

         General Information and History..........................B-1
         Investment Objectives and Policies ......................B-1
         Management of the Portfolio Series......................B-14
         Control Persons and Principal Holders of Securities.....B-16
         Investment Advisory and Other Services..................B-17
         Brokerage Allocation and Other Practices................B-21
         Capital Stock and Other Securities......................B-23
         Purchase, Redemption and Pricing of Securities..........B-25
         Tax Status..............................................B-27
         Underwriters............................................B-29
         Calculations of Performance Data .......................B-29
         Financial Statements....................................B-29


ITEM 12. GENERAL INFORMATION AND HISTORY.

         Not applicable.

ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES.

         Part A contains additional information about the investment objectives and policies and management techniques of the Portfolios. This Part B should only be read in conjunction with Part A of the registration statement.

         The approval of the investors in the Portfolios is not required to change any of the investment policies or management techniques of the Portfolios discussed herein or in Part A of this registration statement, unless otherwise indicated.

INVESTMENT OBJECTIVES AND POLICIES

         The Bond Portfolio attempts to achieve its investment objective by investing primarily in the corporate and government debt obligations and related securities described in Part A and this Part B.



         The High Yield Bond Portfolio attempts to achieve its investment objective by investing in securities benefiting from declines in long-term interest rates or improvements in credit quality.

          Under normal circumstances, at least 80% of the Value Equity Portfolio's assets will be invested in income-producing domestic equity securities, including dividend-paying common stocks and securities that are convertible into common stocks. The Value Equity Portfolio's primary investments are the common stocks of established, high-quality U.S. corporations.



         The International Equity Portfolio seeks to achieve its investment objective by investing primarily in the equity securities of foreign corporations, consisting of common stocks and other securities with equity characteristics such as preferred stocks, warrants, rights and convertible securities. Under normal circumstances, the International Equity Portfolio expects to invest at least 65% of its total assets in such securities. It does not intend to invest in U.S. securities (other than short-term instruments), except temporarily, when extraordinary circumstances prevailing at the same time in a significant number of developed foreign countries render investments in such countries inadvisable.

          The Small Cap Portfolio will attempt to achieve its investment objective by investing, on an individual basis, in companies believed to represent above average growth opportunities. Securities will be selected for investment by screening for above average growth expectations and reasonable valuations. The Small Cap Portfolio attempts to reduce its overall exposure to the risk of declines in individual security prices by diversifying its investments over a selected list of securities issued by different companies in a variety of industries.

          The Large Cap Portfolio will attempt to achieve its investment objective by investing in companies believed to represent above average growth opportunities. Individual securities will be selected for investment by screening for above average earnings growth expectations and reasonable valuations (price relative to earnings and cash flow). The Large Cap Growth Portfolio attempts to reduce its overall exposure to the risk of declines in individual security prices by diversifying its investments over a carefully selected list of securities issued by different companies in a variety of industries.

          The Real Estate Portfolio will attempt to achieve its investment objective by investing in publicly traded equity securities of domestic and foreign real estate companies. For purposes of the Real Estate Portfolio's investment objective, a "real estate company" is one whose principal business focus is the ownership, construction, financing, management or sale of commercial, industrial or residential real estate.



MONEY MARKET INSTRUMENTS

         As discussed in Part A, each Portfolio may invest in money market instruments to the extent consistent with its investment objective and policies. A description of the various types of money market instruments that may be purchased appears below. See "Quality and Diversification Requirements".

         U.S. TREASURY SECURITIES. Each Portfolio may invest in direct obligations of the U.S. Treasury, including Treasury Bills, Notes and Bonds, all of which are backed as to principal and interest payments by the full faith and credit of the United States.

         ADDITIONAL U.S. GOVERNMENT OBLIGATIONS. Each Portfolio may invest in obligations issued or guaranteed by U.S. Government agencies or instrumentalities. These obligations may or may not be backed by the "full faith and credit" of the United States. In the case of securities not backed by the full faith and credit of the United States, each Portfolio must look principally to the federal agency issuing or guaranteeing the obligation for ultimate repayment, and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitments. Securities in which each Portfolio may invest that are not backed by the full faith and credit of the United States include, but are not limited to, obligations of the Tennessee Valley Authority, the Federal Home Loan Mortgage Corporation and the U.S. Postal Service, each of which has the right to borrow from the U.S. Treasury to meet its obligations, and the obligations of the Federal Farm Credit System and the Federal Home Loan Banks, both of whose obligations may be satisfied only by the individual credits of each issuing agency. Securities that are backed by the full faith and credit of the United States include obligations of the Government National Mortgage Association, the Farmers Home Administration and the Export-Import Bank.

         BANK OBLIGATIONS. Each Portfolio, unless otherwise noted in Part A or below, may invest in negotiable certificates of deposit, time deposits and bankers' acceptances of (i) banks, savings and loan associations and savings banks that have more than $2 billion in total assets (the "Asset Limitation") and are organized under the laws of the United States or any state, (ii) foreign branches of these banks or of foreign banks of equivalent size (Euros) and (iii) U.S. branches of foreign banks of equivalent size (Yankees). The Asset Limitation is not applicable to the International Equity Portfolio. See

"Foreign Investments". No Portfolio will invest in obligations for which the Adviser, defined below (or the Sub-Adviser, defined below, in the case of the International Equity Portfolio), or any of its affiliated persons, is the ultimate obligor or accepting bank. Each Portfolio may also invest in obligations of international banking institutions designated or supported by national governments to promote economic reconstruction, development or trade between nations (e.g., the European Investment Bank, the Inter-American Development Bank or the World Bank).



         COMMERCIAL PAPER. Each Portfolio may invest in commercial paper, including Master Demand obligations. Master Demand obligations are obligations that provide for a periodic adjustment in the interest rate paid and permit daily changes in the amount borrowed. Master Demand obligations are governed by agreements between the issuer and the Bank, the Branch, UBSII in the case of the International Equity Portfolio and UBSAM in the case of the Small Cap Portfolio, Large Cap Growth Portfolio, High Yield Bond Portfolio and Real Estate Portfolio, acting as agent, for no additional fee, in its capacity as investment (sub)adviser to the Portfolios and as fiduciary for other clients for whom it exercises investment discretion. The monies loaned to the borrower come from accounts managed by the Adviser, or its affiliates, pursuant to arrangements with such accounts. Interest and principal payments are credited to such accounts. The Adviser, acting as a fiduciary on behalf of its clients, has the right to increase or decrease the amount provided to the borrower under an obligation. The borrower has the right to pay without penalty all or any part of the principal amount then outstanding on an obligation together with interest to the date of payment. Because these obligations typically provide that the interest rate is tied to the Federal Reserve commercial paper composite rate, the rate on Master Demand obligations is subject to change. Repayment of a Master Demand obligation to participating accounts depends on the ability of the borrower to pay the accrued interest and principal of the obligation on demand, which is continuously monitored by the Adviser. Because Master Demand obligations typically are not rated by credit rating agencies, the Portfolios may invest in such unrated obligations only if at the time of an investment the obligation is determined by the Adviser to have a credit quality which satisfies a Portfolio's quality restrictions. See "Quality and Diversification Requirements". Although there is no secondary market for Master Demand obligations, such obligations are considered to be liquid because they are payable upon demand. The Portfolios do not have any specific percentage limitation on investments in Master Demand obligations.

         REPURCHASE AGREEMENTS. Each Portfolio may enter into repurchase agreements with brokers, dealers or banks that meet the credit guidelines approved by the Trustees. In a repurchase agreement, a Portfolio buys a security from a seller that has agreed to repurchase the same security at a mutually agreed upon date and price. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. This interest rate is effective for the period of time the Portfolio is invested in the agreement and is not related to the coupon rate on the underlying security. A repurchase agreement may also be viewed as a fully collateralized loan of money by the Portfolio to the seller. The period of these repurchase agreements will usually be short, from overnight to one week, and at no time will the Portfolio invest in repurchase agreements for more than thirteen months. The securities that are subject to repurchase agreements, however, may have maturity dates in excess of thirteen months from the effective date of the repurchase agreement. The Portfolios will always receive securities as collateral whose market value is, and during the entire term of the agreement remains, at least equal to 100% of the dollar amount invested by the Portfolios in each agreement plus accrued interest, and the Portfolios will make payment for such securities only upon physical delivery or upon evidence of book entry transfer to the account of the Portfolios' Custodian. If the seller defaults, a Portfolio might incur a loss if the value of the collateral securing the repurchase agreement declines and might incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization of proceeds upon disposition of the collateral by a Portfolio may be delayed or limited.

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




CORPORATE BONDS AND OTHER DEBT SECURITIES



         Each Portfolio, with the exception of the Bond Portfolio and the High Yield Bond Portfolio, may invest in other debt securities with remaining effective maturities of not more than thirteen months, including without limitation corporate and foreign bonds, asset-backed securities and other obligations described in Part A or this Part B.

         As discussed in Part A, the Bond Portfolio and the High Yield Bond Portfolio may invest in bonds and other debt securities of domestic and foreign issuers to the extent consistent with its investment objectives and policies. A description of these investments appears in Part A and below. See "Quality and Diversification Requirements". For information on short-term investments in these securities, see "Money Market Instruments".

         ASSET-BACKED SECURITIES. Asset-backed securities directly or indirectly represent a participation interest in, or are secured by or payable from, a stream of payments generated by particular assets such as mortgages, motor vehicles or credit card receivables. Payments of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with the entities issuing the securities. The asset-backed securities in which a Portfolio may invest are subject to the Portfolio's overall credit requirements. However, asset-backed securities, in general, are subject to certain risks. These risks include the prepayment of the debtor's obligation and the creditor's limited interests in applicable collateral. For example, credit card debt receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on credit card debt thereby reducing the balance due. Additionally, if the letter of credit is exhausted, holders of asset-backed securities may also experience delays in payments or losses if the full amounts due on underlying sales contracts are not realized.



EQUITY INVESTMENTS



         As discussed in Part A, the Value Equity, International Equity, Small Cap, Large Cap Growth and Real Estate Portfolios invest primarily in equity securities consisting of common stocks and other securities with equity characteristics. The securities in which these Portfolios invest include those listed on domestic and foreign securities exchanges or traded on over-the-counter markets as well as certain restricted or unlisted securities. A discussion of the various types of equity investments that may be purchased by these Portfolios appears in Part A and below. See "Quality and Diversification Requirements".



         EQUITY SECURITIES. The common stocks in which these Portfolios may invest include the common stocks of any class or series of corporations or any similar equity interests such as trust or partnership interests. The Portfolios' equity investments include preferred stocks, warrants, rights and convertible securities. These investments may or may not pay dividends and may or may not carry voting rights. Common stock occupies the most junior position in a company's capital structure.

         The convertible securities in which the Portfolios may invest include debt securities or preferred stocks that may be converted into common stock or that carry the right to purchase common stock. Convertible securities entitle the holder to exchange the securities for a specified number of shares of common stock, usually of the same company, at specified prices within a certain period of time.

         The terms of a convertible security determine its ranking in a company's capital structure. In the case of subordinated convertible debentures, the holders' claims on assets and earnings are subordinated to the claims of other creditors, but are senior to the claims of preferred and common stockholders. In the case of convertible preferred stock, the holders' claims on assets and earnings are subordinated to the claims of all creditors, but are senior to the claims of common stockholders.



          REAL ESTATE INVESTMENT TRUSTS ("REITS"). The Real Estate Portfolio's investment in REITs presents certain further risks that are unique and in addition to the risks associated with investing in the real estate industry. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of any credit extended. REITs are dependent on management skills, are not diversified and are subject to the risks of financing projects. REITs whose underlying assets include long-term health care properties, such as nursing, retirement and assisted living facilities may be impacted by federal regulations concerning the health care industry.

          REITs (especially mortgage REITs) are also subject to interest rate risks. When interest rates decline, the value of a REIT's investment in fixed rate obligations cawn be expected to rise. Conversely, when interest rates rise, the value of a REIT's investment in fixed rate obligations can be expected to decline. In contrast, as interest rates on adjustable rate mortgage loans are reset periodically, yields on a REIT's investments in such loans will gradually align themselves to reflect changes in market interest rates, causing the value of such investments to fluctuate less dramatically in response to interest fluctuations than would investments in fixed rate obligations.

          REITs may have limited financial resources, may trade less frequently and in a limited volume, and may be subject to more abrupt or erratic price movements than other securities.



FOREIGN INVESTMENTS



         The International Equity Portfolio makes substantial investments in companies based in foreign countries. The Bond, High Yield Bond and Real Estate Portfolios may also invest in certain foreign securities. Neither the Bond Portfolio nor the High Yield Bond Portfolio expect to invest more than 25% of their total assets at the time of purchase, in securities of foreign issuers. The Real Estate Portfolio may invest up to 20% of its assets in foreign securities. Foreign investments may be made directly in the securities of foreign issuers or in the form of American Depository Receipts ("ADRs"), Global Depository Receipts ("GDRs") or European Depository Receipts ("EDRs"). Generally, ADRs, GDRs and EDRs are receipts issued by a bank or trust company that evidence ownership of underlying securities issued by a foreign corporation and that are designed for use in the domestic, in the case of ADRs, or European, in the case of EDRs, securities markets.

         Because investments in foreign securities may involve foreign currencies, the value of the International Equity, Bond, High Yield Bond and Real Estate Portfolios' assets as measured in U.S. dollars may be affected, favorably or unfavorably, by changes in currency rates and in exchange control regulations, including currency blockage. The Bond and International Equity Portfolios may enter into foreign currency exchange transactions in connection with the settlement of foreign securities transactions or to manage their currency exposure related to foreign investments. The Portfolios will not enter into such transactions for speculative purposes. For a description of the risks associated with investing in foreign securities, see Item 4 in Part A.

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




ADDITIONAL INVESTMENTS

         WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. Each Portfolio may purchase securities on a when-issued or delayed delivery basis. For example, delivery of and payment for these securities can take place a month or more after the date of the purchase commitment. The purchase price and the interest rate payable, if any, on the securities are fixed on the purchase commitment date or at the time the settlement date is fixed. The value of such securities is subject to market fluctuation and no interest accrues to a Portfolio until settlement takes place. At the time a Portfolio makes the commitment to purchase securities on a when-issued or delayed delivery basis, it will record the transaction, reflect the value of such securities each day in determining its net asset value and, if applicable, calculate the maturity for the purposes of average maturity from that date. At the time of settlement, a when-issued security may be valued at less than the purchase price. To facilitate such acquisitions, each Portfolio will maintain with the Custodian a segregated account with liquid assets, consisting of cash, U.S. Government securities or other high-grade, liquid securities, in an amount at least equal to the value of such commitments. On delivery dates for such transactions, each Portfolio will meet its obligations from maturities or sales of the securities held in the segregated account and/or from cash flow. If a Portfolio chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. It is the current policy of each Portfolio not to enter into when-issued commitments exceeding in the aggregate 15% of the market value of that Portfolio's total assets, less liabilities (excluding the obligations created by when-issued commitments).

         INVESTMENT COMPANY SECURITIES. Securities of other investment companies may be acquired by each Portfolio to the extent that such purchases are consistent with that entity's investment objectives and restrictions and are permitted under the 1940 Act.



          The 1940 Act requires that, as determined immediately after a purchase is made, (i) not more than 5% of the value of the Portfolio's total assets will be invested in the securities of any one investment company, (ii) not more than 10% of the value of the Portfolio's total assets will be invested in securities of investment companies as a group and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio, provided, however, that a Portfolio may invest all of its investable assets in an open-end investment company having the same investment objective as that Portfolio. As a shareholder of another investment company, a Portfolio would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the expenses that such a Portfolio would bear in connection with its own operations.

         REVERSE REPURCHASE AGREEMENTS. Each Portfolio may enter into reverse repurchase agreements. In a reverse repurchase agreement, the Portfolio sells a security and agrees to repurchase the same security at a mutually agreed upon date and price. For purposes of the 1940 Act, reverse repurchase agreements are considered borrowings by the Portfolio and, therefore, a form of leverage. The Portfolios will invest the proceeds of borrowings under reverse repurchase agreements. In addition, the Portfolios will enter into a reverse repurchase agreement only when the interest income to be earned from the investment of the proceeds is greater than the interest expense of the repurchase agreement. The Portfolios will not invest the proceeds of a reverse repurchase agreement for a period that exceeds the term of the reverse repurchase agreement. The limitations on each Portfolio's use of reverse repurchase agreements are discussed under "Investment Restrictions" below. Each Portfolio will establish and maintain with the Portfolios' Custodian a separate account with a portfolio of securities in an amount at least equal to its obligations under its reverse repurchase agreements.



         MORTGAGE DOLLAR ROLL TRANSACTIONS. The Bond Portfolio may engage in mortgage dollar roll transactions with respect to mortgage securities issued by the Government National Mortgage Association, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. In a mortgage dollar roll transaction, the Portfolio sells a mortgage backed security and simultaneously agrees to repurchase a similar security on a specified future date at an agreed upon price. During the roll period, the Portfolio will not be entitled to receive any interest or principal paid on the securities sold. The Portfolio is compensated for the lost interest on the securities sold by the difference between the sales price and the lower price for the future repurchase as well as by the interest earned on the reinvestment of the sales proceeds. The Portfolio may also be compensated by receipt of a commitment fee. When the Portfolio enters into a mortgage dollar roll transaction, liquid assets in an amount sufficient to pay for the future repurchase are segregated with its Custodian. Mortgage dollar roll transactions are considered reverse repurchase agreements for purposes of the Portfolio's investment restrictions.

         SECURITIES LENDING. Each Portfolio may lend its securities if such loans are secured continuously by cash or equivalent collateral or by a letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned, plus accrued interest. While such securities are on loan, the borrower will pay the Portfolio any income accruing thereon. Loans will be subject to termination by the Portfolios in the normal settlement time, generally three business days after notice or by the borrower on one day's notice. Borrowed securities must be returned when the loan is terminated. Any gain or loss in the market price of the borrowed securities that occurs during the term of the loan inures to the Portfolio and its respective investors. The Portfolios may pay reasonable finder's and custodial fees in connection with a loan. In addition, the Portfolios will consider all facts and circumstances including the creditworthiness of the borrowing financial institution, and the Portfolios will not make any loans in excess of one year. The Portfolios will not lend their securities to any officer, Trustee, Director, employee, or affiliate or placement agent of the Company, the Trust, or to the Adviser, Sub-Adviser, Administrator or Distributor or any affiliate thereof, unless otherwise permitted by applicable law.

         PRIVATELY PLACED AND CERTAIN UNREGISTERED SECURITIES. The Portfolios may invest in privately placed, restricted, Rule 144A or other unregistered securities as described in Part A.

         As to illiquid investments, a Portfolio is subject to a risk that it might not be able to sell such securities at a price that the Portfolio deems respective of their value. Where an illiquid security must be registered under the 1933 Act, before it may be resold, the Portfolio may be obligated to pay all or part of the registration expenses and a considerable period may elapse between the time the Portfolio decides to sell and the time the Portfolio is permitted to sell under an effective registration statement. If, during such a period, adverse market conditions develop, the Portfolio might obtain a less favorable price than that which prevailed when it decided to sell. When the Portfolios value these securities, they will take into account the illiquid nature of these instruments.

QUALITY AND DIVERSIFICATION REQUIREMENTS



         Each Portfolio (except the Real Estate Portfolio) intends to meet the diversification requirements of the 1940 Act. To meet these requirements, 75% of the Portfolio's assets are subject to the following fundamental limitations:
(1) the Portfolio may not invest more than 5% of its total assets in the securities of any one issuer, except obligations of the U.S. Government, its agencies and instrumentalities and (2) the Portfolio may not own more than 10% of the outstanding voting securities of any one issuer. As for the 25% of a Portfolio's assets not subject to the limitation described above, there is no limitation on investment of these assets under the 1940 Act, so that all of such assets may be invested in securities of any one issuer, subject to the limitation of any applicable state securities laws. Investments not subject to the limitations described above could involve an increased risk to a Portfolio should an issuer, or a state or its related entities, be unable to make interest or principal payments or should the market value of such securities decline. See "Investment Restrictions".





          The Real Estate Portfolio is classified as a "non-diversified" investment company under the 1940 Act, which means that the Portfolio is not limited by the above-mentioned requirements. However, the Portfolio intends to qualify as a regulated investment company ("RIC") for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). In order to qualify as a RIC, the Portfolio will have to meet certain requirements, including asset diversification requirements. Under these asset diversification requirements, the Portfolio will limit is investments so that, at the close of each quarter of the taxable year: (i) not more than 25% of the Portfolio's total assets (at market value) will be invested in the securities of a single issuer, and (ii) with respect to 50% of its total assets (at market value), not more than 5% of its total assets (at market value) will be invested in the securities of a single issuer, and (iii) the Portfolio will not own more than 10% of the outstanding voting securities of any single issuer. The Portfolio's investments in securities issued by the U.S. Government, its agencies and instrumentalities are not subject to these limitations.



          BOND PORTFOLIO. The Bond Portfolio invests principally in a diversified portfolio of "high grade" and "investment grade" securities. Investment grade debt is rated, on the date of investment, within the four highest ratings of Moody's Investors Service, Inc. ("Moody's"), currently Aaa, Aa, A and Baa, or of Standard & Poor's Ratings Group ("Standard & Poor's"), currently AAA, AA, A and BBB. High grade debt is rated, on the date of the investment, within the two highest categories of the above ratings. The Bond Portfolio may also invest up to 5% of its total assets in securities which are "below investment grade". Such securities must be rated, on the date of investment, Ba by Moody's or BB by Standard & Poor's. The Portfolio may invest in debt securities that are not rated or other debt securities to which these ratings are not applicable, if in the opinion of the Adviser, such securities are of comparable quality to the rated securities discussed above. In addition, at the time the Portfolio invests in any commercial paper, bank obligation or repurchase agreement, the issuer must have outstanding debt rated A or higher by Moody's or Standard & Poor's, the issuer's parent corporation, if any, must have outstanding commercial paper rated Prime-1 by Moody's or A-1 by Standard & Poor's, or if no such ratings are available, the investment must be of comparable quality in the Adviser's opinion.



          HIGH YIELD BOND PORTFOLIO. The High Yield Bond Portfolio invests primarily in lower-rated securities, commonly known as "junk bonds." Lower rated securities include securities rated lower than Baa by Moody's or BBB or lower by Standard & Poor's. Securities rated lower than Baa or BBB are considered to be of poor standing and predominantly speculative. The High Yield Bond Portfolio may invest up to 10% of its assets in securities rated below Caa by Moody's or CCC by Standard & Poor's (including securities in the lowest rating category of either rating agency) or if unrated, determined by the Adviser to be of comparable quality. The market values of these securities tend to be more sensitive to individual corporate developments and changes in economic conditions than higher-quality securities.

          VALUE EQUITY, INTERNATIONAL EQUITY, SMALL CAP, LARGE CAP GROWTH AND REAL ESTATE PORTFOLIOS. The Value Equity, International Equity, Small Cap, Large Cap Growth and Real Estate Portfolios may invest in convertible debt securities for which there are no specific quality requirements. In addition, at the time the Portfolios invest in any commercial paper, bank obligation or repurchase agreement, the issuer must have outstanding debt rated A or higher by Moody's or Standard & Poor's, the issuer's parent corporation, if any, must have outstanding commercial paper rated Prime-1 by Moody's or A-1 by Standard & Poor's, or if no such ratings are available, the investment must be of comparable quality in the Adviser's(1) opinion. At the time the Portfolios invest in any other short-term debt securities, they must be rated A or higher by Moody's or Standard & Poor's, or if unrated, the investment must be of comparable quality in the Adviser's opinion.



         In determining whether a particular unrated security is a suitable investment, the Adviser takes into consideration asset and debt service coverage, the purpose of the financing, the history of the issuer, existence of other rated securities of the issuer, and other relevant conditions, such as comparability to other issuers.

OPTIONS AND FUTURES TRANSACTIONS

         EXCHANGE-TRADED AND OVER-THE-COUNTER OPTIONS. All options purchased or sold by the Portfolios will be exchange traded or will be purchased or sold by securities dealers ("over-the-counter" or "OTC options") that meet creditworthiness standards approved by the Trustees. Exchange-traded options are obligations of the Options Clearing Corporation. In OTC options, the Portfolio relies on the dealer from which it purchased the option to perform if the option is exercised. Thus, when a Portfolio purchases an OTC option, it relies on the dealer from which it purchased the option to make or take delivery of the underlying securities. Failure by the dealer to do so would result in the loss of the premium paid by the Portfolio as well as loss of the expected benefit of the transaction. To the extent that a Portfolio may trade in foreign options, such options may be effected through local clearing organizations.

         The staff of the SEC has taken the position that, in general, purchased OTC options and the underlying securities used to cover written OTC options are illiquid securities. However, a Portfolio may treat as liquid the underlying securities used to cover written OTC options, provided it has arrangements with certain qualified dealers who agree that the Portfolio may repurchase any option it writes for a maximum price to be calculated by a predetermined formula. In these cases, the OTC option itself would only be considered illiquid to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

         FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The Portfolios are permitted to enter into futures and options transactions and may purchase or sell futures contracts and purchase put and call options, including put and call options on futures contracts. Futures contracts obligate the buyer to take and the seller to deliver at a future date a specified quantity of a financial instrument or an amount of cash based on the value of a securities index or financial instrument. Currently, futures contracts are available on various types of fixed-income securities, including but not limited to U.S. Treasury bonds, notes and bills, Eurodollar certificates of deposit and on indices of fixed income and equity securities.

         Unlike a futures contract, which requires the parties to buy and sell a security or make a cash settlement payment based on changes in a financial instrument or securities index on an agreed date, an option on a futures contract entitles its holder to decide on or before a future date whether to enter into such a contract. If the holder decides not to exercise its option, the holder may close out the option position by entering into an offsetting transaction or may decide to let the option expire and forfeit the premium thereon. The purchaser of an option on a futures contract pays a premium for the option but makes no initial margin payments or daily payments of cash in the nature of "variation" margin payments to reflect the change in the value of the underlying contract as does a purchaser or seller of a futures contract.



         The seller of an option on a futures contract receives the premium paid by the purchaser and may be required to pay initial margin. Amounts equal to the initial margin and any additional collateral required on futures contracts and on any options on futures contracts sold by a Portfolio are paid by the Portfolio into a segregated account, in the name of the Futures Commission Merchant, as required by the 1940 Act and the SEC's interpretations thereunder. To the extent a Portfolio may trade in futures and options therein involving foreign securities, such transactions may be effected according to local regulations and business customs.

         COMBINED POSITIONS. The Portfolios may purchase and write options in combination with each other, or in combination with futures or forward contracts, to adjust the risk and return characteristics of the overall position. For example, the Portfolios may write a call option at one strike price and buy a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase. Because combined positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

         CORRELATION OF PRICE CHANGES. Because there are a limited number of types of exchange-traded options and futures contracts, it is likely that the standardized options and futures contracts available will not exactly match a Portfolio's current or anticipated investments. A Portfolio may invest in options and futures contracts based on securities with different issuers, maturities, or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of the Portfolio's other investments.

         Options and futures contracts prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match the Portfolio's investments well. Options and futures contracts prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from imposition of daily price fluctuation limits or trading halts. A Portfolio may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in a Portfolio's options or futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

         LIQUIDITY OF OPTIONS AND FUTURES CONTRACTS. There is no assurance a liquid market will exist for any particular option or futures contract at any particular time even if the contract is traded on an exchange. In addition, exchanges may establish daily price fluctuation limits for options and futures contracts and may halt trading if a contract's price moves up or down more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached or a trading halt is imposed, it may be impossible for a Portfolio to enter into new positions or close out existing positions. If the market for a contract is not liquid because of price fluctuation limits or otherwise, it could prevent prompt liquidation of unfavorable positions, and could potentially require a Portfolio to continue to hold a position until delivery or expiration regardless of changes in its value. As a result, the Portfolio's access to other assets held to cover its options or futures positions could also be impaired. See "Exchange Traded and Over-the-Counter Options" above for a discussion of the liquidity of options not traded on an exchange.

         POSITION LIMITS. Futures exchanges can limit the number of futures and options on futures contracts that can be held or controlled by an entity. If an adequate exemption cannot be obtained, a Portfolio or the Adviser may be required to reduce the size of its futures and options positions or may not be able to trade a certain futures or options contract in order to avoid exceeding such limits.

         ASSET COVERAGE FOR FUTURES CONTRACTS AND OPTIONS POSITIONS. The Portfolios intend to comply with Section 4.5 of the regulations under the Commodity Exchange Act, which limits the extent to which a Portfolio can commit assets to initial margin deposits and option premiums. In addition, the Portfolios will comply with guidelines established by the SEC with respect to coverage of options and futures contracts by mutual funds, and if the guidelines so require, will set aside appropriate liquid assets in a segregated custodial account in the amount prescribed. Securities held in a segregated account cannot be sold and will be considered illiquid securities while the futures contract or option is outstanding, unless they are replaced with other suitable assets. As a result, there is a possibility that the segregation of a large percentage of a Portfolio's assets could impede portfolio management or the Portfolio's ability to meet redemption requests or other current obligations.

INVESTMENT RESTRICTIONS

         The Portfolios have adopted the following fundamental and non-fundamental investment restrictions (as defined and distinguished below); to the extent that a fundamental policy and non-fundamental policy apply to a given investment activity or strategy, the more restrictive policy shall govern.

         FUNDAMENTAL INVESTMENT RESTRICTIONS. The investment restrictions below have been adopted by the Trustees with respect to each Portfolio. Except where otherwise noted, these investment restrictions are fundamental policies which, under the 1940 Act, may not be changed without the "vote of a majority of the outstanding voting securities" of the Portfolio to which they relate. The "vote of a majority of the outstanding voting securities" under the 1940 Act is the lesser of (a) 67% or more of the voting shares present at a meeting of holders of beneficial interests if the holders of more than 50% of the outstanding beneficial interests are present or represented by proxy or (b) more than 50% of the outstanding beneficial interests. The limitations described below apply at the time the securities are purchased by the Portfolio.

1. Borrow money, except from banks for extraordinary or emergency purposes and then only in amounts up to one-third of the value of its total assets (including the amount borrowed), less liabilities (not including the amounts borrowed), or mortgage, pledge, or hypothecate any assets, except in connection with any permitted borrowing or reverse repurchase agreements (see Investment Restrictions No. 7). It will not purchase securities while borrowings (including reverse repurchase agreements) exceed 5% of its net assets; provided, however, that it may increase its interest in an open-end management investment company with the same investment objective and restrictions while such borrowings are outstanding and provided further that for purposes of this restriction, short-term credits necessary for the clearance of transactions are not considered borrowings. This borrowing provision facilitates the orderly sale of portfolio securities, for example, in the event of abnormally heavy redemption requests and is not for investment purposes. Collateral arrangements for premium and margin payments in connection with its hedging activities are not deemed to be a pledge of assets;

2. Purchase the securities of an issuer if, immediately after such purchase, it owns more than 10% of the outstanding voting securities of such issuer; provided, however, that a Fund may invest all or part of its investable assets in an open-end management investment company with the same investment objective and restrictions. This limitation shall not apply to investments of up to 25% of its total assets;



3. Purchase the securities or other obligations of any one issuer if, immediately after such purchase, more than 5% of the value of its total assets would be invested in securities or other obligations of any one such issuer; provided, however, that a Fund may invest all or part of its investable assets in an open-end management investment company with the same investment objective and restrictions. This limitation shall not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities or to investments of up to 25% of its total assets (50% for the Real Estate Portfolio);

4. (Except for the Real Estate Portfolio), purchase securities or other obligations of issuers conducting their principal business activity in the same industry if, immediately after such purchase the value of its investments in such industry would exceed 25% of the value of its total assets; provided, however, that a Fund may invest all or part of its investable assets in an open-end management investment company with the same investment objective and restrictions. For purposes of industry concentration, there is no percentage limitation with respect to investments in U.S. Government securities;



5. Make loans, except through the purchase or holding of debt obligations (including privately placed securities) or by entering into repurchase agreements or loans of portfolio securities;



6. Purchase or sell real estate, commodities or commodities contracts or options thereon (except for its interest in hedging and certain other activities as described under "Investment Objective(s) and Policies"), interests in oil, gas, or mineral exploration or development programs (including limited partnerships). In addition, neither the Value Equity Portfolio nor the International Equity Portfolio may purchase or sell real estate mortgage loans. The Bond Portfolio, however, may purchase debt obligations secured by interests in real estate or issued by companies that invest in real estate or interests therein including real estate investment trusts ("REITs"); and the International Equity Portfolio and the Value Equity Portfolio may purchase the equity securities or commercial paper issued by companies that invest in real estate or interests therein, including REITs;



7. Issue any senior security, except as appropriate to evidence indebtedness that it is permitted to incur pursuant to Investment Restriction No. 1 and except that it may enter into reverse repurchase agreements, provided that the aggregate of senior securities, including reverse repurchase agreements, shall not exceed one-third of the market value of its total assets (including the amounts borrowed), less liabilities (excluding obligations created by such borrowings and reverse repurchase agreements). Hedging activities as described in "Investment Objective(s) and Policies" shall not be considered senior securities for purposes hereof; or

8.  Act as an underwriter of securities.

         NON-FUNDAMENTAL INVESTMENT RESTRICTIONS. The investment restrictions described below are not fundamental policies of the Portfolios and may be changed by the Trustees. These non-fundamental investment policies provide that the Portfolios may not:

i. borrow money (including through reverse repurchase or forward roll transactions) for any purpose in excess of 5% of the Portfolio's total assets (taken at cost), except that the Portfolio may borrow for temporary or emergency purposes up to 1/3 of its assets;

ii. pledge, mortgage or hypothecate for any purpose in excess of 10% of the Portfolio's total assets (taken at market value), provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, and reverse repurchase agreements are not considered a pledge of assets for purposes of this restriction;

iii. purchase any security or evidence of interest therein on margin, except that such short-term credit as may be necessary for the clearance of purchases and sales of securities may be obtained and except that deposits of initial deposit and variation margin may be made in connection with the purchase, ownership, holding or sale of futures;

iv. sell securities it does not own such that the dollar amount of such short sales at any one time exceeds 25% of the net equity of the Portfolio, and the value of securities of any one issuer in which the Portfolio is short exceeds the lesser of 2.0% of the value of the Portfolio's net assets or 2.0% of the securities of any class of any U.S. issuer, and provided that short sales may be made only in those securities which are fully listed on a national securities exchange or a foreign exchange (This provision does not include the sale of securities the Portfolio contemporaneously owns or where the Portfolio has the right to obtain securities equivalent in kind and amount to those sold, I.E., short sales against the box.) (The Portfolio has no current intention to engage in short selling.);

v.  invest for the purpose of exercising control or management;

vi. purchase securities issued by any investment company except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary broker's commission, or except when such purchase, though not made in the open market, is part of a plan of merger or consolidation; provided, however, that securities of any investment company will not be purchased for the Portfolio if such purchase at the time thereof would cause (a) more than 10% of the Portfolio's total assets (taken at the greater of cost or market value) to be invested in the securities of such issuers; (b) more than 5% of the Portfolio's total assets (taken at the greater of cost or market value) to be invested in any one investment company; or (c) more than 3% of the outstanding voting securities of any such issuer to be held for the Portfolio; provided further that, except in the case of a merger or consolidation, the Portfolio shall not purchase any securities of any open-end investment company unless (1) the Portfolio's investment adviser waives the investment advisory fee with respect to assets invested in other open-end investment companies and (2) the Portfolio incurs no sales charge in connection with that investment;

vii. invest more than 10% of the Portfolio's total assets (taken at the greater of cost or market value) in securities (excluding Rule 144A securities) that are restricted as to resale under the 1933 Act;



viii. (except for the Small Cap, Large Cap Growth, High Yield Bond and Real Estate Portfolios), invest more than 15% of the Portfolio's total assets (taken at the greater of cost or market value) in (a) securities (excluding Rule 144A securities) that are restricted as to resale under the 1933 Act, and (b) securities that are issued by issuers which (including predecessors) have been in operation less than three years (other than U.S. Government securities), provided, however, that no more than 5% of the Portfolio's total assets are invested in securities issued by issuers which (including predecessors) have been in operation less than three years;



ix. invest more than 15% of the Portfolio's net assets (taken at the greater of cost or market value) in securities that are illiquid or not readily marketable (excluding Rule 144A securities deemed by the Board of Directors of the Portfolio to be liquid);



x. (except for the Small Cap, Large Cap Growth, High Yield Bond and Real Estate Portfolios), invest in securities issued by an issuer any of whose officers, directors, trustees or security holders is an officer or Director of the Portfolio, or is an officer or director of the Adviser, if after the purchase of the securities of such issuer for the Portfolio one or more of such persons own beneficially more than 1/2 of 1% of the shares or securities, or both, all taken at market value, of such issuer, and such persons owning more than 1/2 of 1% of such shares or securities together own beneficially more than 5% of such shares or securities, or both, all taken at market value;

xi. invest in warrants (other than warrants acquired by the Portfolio as part of a unit or attached to securities at the time of purchase) if, as a result, the investments (valued at the lower of cost or market) would exceed 5% of the value of the Portfolio's net assets or (except for the Small Cap, Large Cap Growth, High Yield Bond and Real Estate Portfolios) if, as a result, more than 2% of the Portfolio's net assets would be invested in warrants not listed on a recognized United States or foreign stock exchange, to the extent permitted by applicable state securities laws;



xii. write puts and calls on securities unless each of the following conditions are met: (a) the security underlying the put or call is within the investment policies of the Portfolio and the option is issued by the Options Clearing Corporation, except for put and call options issued by non-U.S. entities or listed on non-U.S. securities or commodities exchanges; (b) the aggregate value of the obligations underlying the puts determined as of the date the options are sold shall not exceed 5% of the Portfolio's net assets; (c) the securities subject to the exercise of the call written by the Portfolio must be owned by the Portfolio at the time the call is sold and must continue to be owned by the Portfolio until the call has been exercised, has lapsed, or the Portfolio has purchased a closing call, and such purchase has been confirmed, thereby extinguishing the Portfolio's obligation to deliver securities pursuant to the call it has sold; and (d) at the time a put is written, the Portfolio establishes a segregated account with its custodian consisting of cash or short-term U.S. Government securities equal in value to the amount the Portfolio will be obligated to pay upon exercise of the put (this account must be maintained until the put is exercised, has expired, or the Portfolio has purchased a closing put, which is a put of the same series as the one previously written); and

xiii. buy and sell puts and calls on securities, stock index futures or options on stock index futures, or financial futures or options on financial futures unless: (a) the options or futures are offered through the facilities of a national securities association or are listed on a national securities or commodities exchange, except for put and call options issued by non-U.S. entities or listed on non-U.S. securities or commodities exchanges; (b) the aggregate premiums paid on all such options which are held at any time do not exceed 20% of the Portfolio's total net assets; (c) the aggregate margin deposits required on all such futures or options thereon held at any time do not exceed 5% of the Portfolio's total assets; and (d) such activities are permitted by Regulation 4.5 under the Commodity Exchange Act.

         ALL PORTFOLIOS. There will be no violation of any investment restriction if that restriction is complied with at the time the relevant action is taken notwithstanding a later change in market value of an investment, in net or total assets, in the securities rating of the investment or any other later change.

ITEM 14.  MANAGEMENT OF THE PORTFOLIO SERIES.

         The Portfolios Trust's Board of Trustees, which consists of three Trustees, is responsible for the overall management of the Portfolios, including the general supervision and review of their investment activities. The Board, in turn, elects the officers of the Portfolios Trust. The addresses and principal occupations of the Trustees and principal officers of the Portfolios Trust are set forth below.



         DR. HANS-PETER LOCHMEIER*, 1345 Avenue of the Americas, New York, New York 10105; Age: 55; Trustee; UBS Private Investor Funds, Inc. (mutual fund), Trustee (February 1996-Present); Union Bank of Switzerland (Investment Services Department), Division Head.

         TIMOTHY M. SPICER, CPA, 1345 Avenue of the Americas, New York, New York 10105; Age: 49; Trustee; UBS Private Investor Funds, Inc., Trustee (February 1996-Present); San Francisco Sentry Investment Group (a west coast investment adviser and venture capital firm) President and Chief Operating Officer (1995-Present); Ensemble Information Systems (software and electronic information provider), Co-Founder, Chairman of the Board and Chief Executive Officer (1990-Present); Amanda Venture Investors (AVI) (a San Francisco based venture capital firm), Managing Partner (1995- Present); CoreLink Resources (provides mutual fund related services to small and medium sized banks), Director (1993-1996); Smith & Hawkin (mail order supplier of gardening tools and clothing), Director and Chief Financial Officer (1990-1992); Concord Holding Corporation (provides distribution and administrative services to mutual funds), Director (1989-1995); active in civic/charitable organizations in the San Francisco, California area, including Big Brothers/Big Sisters and United Way.

          PETER LAWSON-JOHNSTON, 1345 Avenue of the Americas, New York, New York 10105; Age: 71; Trustee; UBS Private Investor Funds, Inc., Trustee (February 1996-Present); Zemex Corporation (mining), Chairman of the Board and Director (1990-Present); The McGraw-Hill Companies, Inc. (publishing), Director (1990-1997); National Review, Inc. (publishing), Director (1990-Present); Guggenheim Brothers (real estate-venture capital partnership), Senior Partner (1990-Present); Elgerbar Corporation (holding company), President and Director (1990-Present); The Solomon R. Guggenheim Foundation (operates the Solomon R. Guggenheim Museum in New York and the Peggy Guggenheim Collection in Venice, Italy), President (1990-1995), Chairman and Trustee (1995-Present); The Harry Frank Guggenheim Foundation (charitable organization), Chairman of the Board and Director (1990-Present).

          PAUL J. JASINSKI, 200 Clarendon Street, Boston, Massachusetts 02116;
Age: 51; President; UBS Private Investor Funds, Inc., President (March 1997-Present); Investors Bank & Trust Company, Managing Director (1990-Present).

          NICHOLAS G. CHUNIAS, 200 Clarendon Street, Boston, Massachusetts 02116; Age: 33; Treasurer and Chief Financial Officer; UBS Private Investor Funds, Inc., Treasurer and Chief Financial Officer (March 1997-Present); Investors Bank & Trust Company, Director, Mutual Fund Administration Reporting & Compliance (1996-Present); Director, Fund Accounting (1993-1996); Coopers & Lybrand, LLP, Account Supervisor (1992-1993).

          SUSAN C. MOSHER, 200 Clarendon Street, Boston, Massachusetts 02116;
Age: 43; Secretary; UBS Private Investor Funds, Inc., Secretary (March 1997-Present); Investors Bank & Trust Company, Director, Legal Administration (1995-Present); 440 Financial Group of Worcester, Inc., Associate Counsel (1993-1995); Gallagher, Callahan & Gartrell, P.A., Associate and Partner (1986-
1992).

          RAYMOND O'NEILL, Deloitte & Touche House, 29 Earlsfort Terrace, Dublin 2, Ireland; Age: 36; Assistant Treasurer and Assistant Secretary; UBS Private Investor Funds, Inc., Assistant Treasurer and Assistant Secretary (March 1997-Present); IBT Trust & Custodial Services (Ireland) LMTD, Managing Director (1994-Present); Atlantic Corporate Management Limited, Vice President (1991-1994).


COMPENSATION TABLE

                                               Pension or        Estimated
                             Aggregate     Retirement Benefits    Annual
                         Compensation from Accrued as Part of  Benefits Upon
NAME OF PERSON, POSITION PORTFOLIOS TRUST    FUND EXPENSES      RETIREMENT
------------------------ ----------------    -------------      ----------

Dr. Lochmeier*                  0                  0                 0
Chairman of the Board

Mr. Spicer                   $11,250               0                 0
Trustee

Mr. Lawson-Johnston          $11,250               0                 0
Trustee

 Total Compensation
  from Company and
Fund Complex** Paid
    TO TRUSTEES
    -----------

        0

     $23,250

     $23,250


           * "Interested person" within the meaning of the 1940 Act.

          ** The Fund Complex consists of the Portfolio Trust and UBS Private Investor Funds, Inc.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.



          As of April 13, 1998, the UBS Bond Fund, a series of UBS Private Investor Funds, Inc., a Maryland Corporation (the "Company"), owned 19% and UBS Bond Fund, Ltd. owned 81% of the outstanding beneficial interests in the UBS Bond Portfolio. As of the same date, the UBS Value Equity Fund, also a series of the Company, owned 47% and UBS Value Equity Fund, Ltd. owned
53% of the outstanding beneficial interests in the UBS Value Equity
Portfolio. As of the same date, the UBS International Equity Fund and the UBS Institutional International Equity Fund, each a series of the Company owned 49% and 23%, respectively, and UBS International Equity Fund, Ltd. owned
28% of the outstanding beneficial interests in the UBS International Equity Portfolio. As of the same date, the UBS Small Cap Fund, also a series of the Company, owned 52% and UBS Small Cap Fund, Ltd. owned 48% of the outstanding beneficial interests in the UBS Small Cap Portfolio. As of the same date, the UBS Large Cap Growth Fund, also a series of the Company, owned 31% and UBS Large Cap Growth Fund, Ltd. owned 69% of the outstanding beneficial interests in the UBS Large Cap Growth Portfolio. As of the same date, the UBS High Yield Bond Fund, also a series of the Company, owned 60% and UBS High Yield Bond Fund, Ltd. owned 40% of the outstanding beneficial interests in the UBS High Yield Bond Portfolio. The UBS Real Estate Portfolio had not commenced operations as of April 13, 1998.

         Because the Company controls each Portfolio, it may take actions without the approval of any other investor in such Portfolio. As of the same date, the Trustees and officers of the Portfolios Trust owned beneficially and in the aggregate less than 1% of the outstanding beneficial interests of each Portfolio. None of the Trustees receive compensation from the Portfolios Trust exceeding $60,000 per fiscal year. None of the officers receive any compensation from the Portfolios Trust.

         The Company has informed the Portfolios Trust that whenever one of its series is requested to vote on matters pertaining to a Portfolio, the Company will hold a meeting of shareholders of that series and will cast its vote as instructed by those shareholders. It is anticipated that other investors in the Portfolios Trust will follow the same or a similar practice.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

INVESTMENT ADVISER AND FUND SERVICES AGENT



         Pursuant to Investment Advisory Agreements between the Portfolios Trust and Union Bank of Switzerland, New York Branch, the Branch serves as the Portfolios' investment adviser. Pursuant to a Sub-Advisory Agreement between the Branch and UBS International Investment London Limited, UBSII serves as the sub-adviser to the International Equity Portfolio. Pursuant to Sub-Advisory Agreements between the Branch and UBS Asset Management (New York), Inc.,
UBSAM serves as the sub-adviser to the Small Cap, Large Cap Growth, High Yield Bond and Real Estate Portfolios. The Branch, which operates out of offices located at 1345 Avenue of the Americas, New York, New York, is licensed by the Superintendent of Banks of the State of New York under the banking laws of the State of New York and is subject to state and federal banking laws and regulations applicable to a foreign bank that operates a state licensed branch in the United States. UBSII is a wholly-owned subsidiary of UBS Asset
Management London Limited, which is a direct subsidiary of UBSUK Holding Limited, which is in turn a wholly-owned direct subsidiary of the Bank. UBSII was organized under the laws of the United Kingdom on June 19, 1986. (The Adviser and the Sub-Adviser are collectively referred to as the "Advisers".) UBSAM is a wholly-owned subsidiary of UBS Inc., whose parent is the Bank. Subject to the supervision of the Trustees, the Adviser, (UBSII in the case of the International Equity Portfolio and UBSAM in the case of the Small Cap Portfolio, Large Cap Growth Portfolio, High Yield Bond Portfolio and Real
Estate Portfolio), makes the Portfolios' day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages each Portfolio's investments and provides certain administrative services.



         The investment advisory services provided by the Advisers to the Portfolios are not exclusive under the terms of the advisory agreements. The Advisers are free to and do render similar investment advisory services to others. The Advisers serve as investment advisers to personal investors and offshore investment companies and act as fiduciaries for trusts, estates and employee benefit plans. Certain of the assets of trusts and estates under management are invested in common trust funds for which the Advisers serve as trustees. The accounts managed or advised by the Advisers have varying investment objectives and the Advisers invest assets of such accounts in investments substantially similar to, or the same as, those which are expected to constitute the principal investments of the Portfolios. Such accounts are supervised by officers and employees of the Advisers (or their affiliates) who may also be acting in similar capacities for the Portfolios. See Item 17 below.

         The Bank has branches, agencies, representative offices and subsidiaries in Switzerland and in more than 40 cities outside Switzerland, including, in the United States, New York City, Chicago, Houston, Los Angeles and San Francisco. In addition to the receipt of deposits and the making of loans and advances, the Bank, through its offices and subsidiaries (including UBSII and UBSAM) engages in a wide range of banking and financial activities typical of the world's major international banks, including fiduciary, investment advisory and custodial services and foreign exchange in the United States, Swiss, Asian and Euro-capital markets. The Bank is one of the world's leading asset managers and has been active in New York since 1946. At
December 31, 1997, the Bank (including its consolidated subsidiaries) had total assets of $395.1 billion (unaudited) and shareholders equity of $14.4 billion (unaudited).

          On December 8, 1997, the Bank and Swiss Bank Corporation ("Swiss Bank") announced their intention to merge (the "Merger Transaction") the Bank with Swiss Bank to form a new company expected to be called UBS. In February, 1998, the shareholders of UBS and Swiss Bank overwhelmingly approved the Merger Transaction. The Merger Transaction's completion is still subject to a number of conditions, including the receipt of regulatory approvals.

          BOND AND HIGH YIELD BOND PORTFOLIOS. The Adviser's fixed income analysts have extensive experience in selecting bonds and monitoring their performance. These analysts review the creditworthiness of individual issuers as well as the broad economic trends likely to affect the bond markets.

          VALUE EQUITY PORTFOLIO. While many investment advisers evaluate companies primarily on their earnings and their price/earnings ratio, the Adviser uses a different investment approach. The Adviser believes that dividend yields, rather than earnings, are the best indicators of future performance. Consequently, the Adviser will select attractively priced stocks with high dividends. In addition, the Adviser's analysts often meet with company managers, often contact a company's suppliers, review the business operations and financial statements of companies and try to "get behind" the numbers to gain a true sense of a company's value.

          SMALL CAP AND LARGE CAP GROWTH PORTFOLIOS. UBSAM's portfolio managers have extensive experience in managing equity portfolios. Based on the investment objective of the Portfolios, UBSAM analyzes equity securities of either small capitalization growth companies or large capitalization growth companies in order to identify above average growth opportunities for each respective Portfolio. These opportunities may be characterized by the combination of security valuations (E.G. price relative to earnings and/or cash flow) and above average earnings growth expectations.

          INTERNATIONAL EQUITY PORTFOLIO. UBSII's analysts have extensive experience in managing international portfolios. These analysts track the performance of more than 1,600 companies around the world, and pay particular attention to the energy, life sciences, technology and financial industries.

          REAL ESTATE PORTFOLIO. UBSAM's portfolio manager has extensive experience in analyzing and evaluating real estate companies and managing real estate portfolios. Based on the investment objectives of the Portfolio, UBSAM analyzes publicly-traded companies whose business is focused on the development, ownership, management, and/or financing of real estate. Both REITs as well as C-corporations are included in this group.

          For the fiscal year ended December 31, 1997, the advisory fees for the Bond, Value Equity and International Equity Portfolios amounted to $272,781, $246,135 and $428,213, respectively, of which $151,544, $160,330 and
$176,323, respectively, were waived. For the period December 22, 1997 to December 31, 1997, the advisory fees for the Small Cap and High Yield Bond Portfolios amounted to $4,233 and $1,611, respectively, all of which were waived. For the period December 29, 1997 to December 31, 1997, the advisory fee for the Large Cap Growth Portfolio amounted to $923, all of which was waived. The Real Estate Portfolio had not commenced operations as of December 31, 1997.



          Under the Portfolios Trust's Advisory Agreement, each Portfolio will pay the Adviser a fee, calculated daily and payable monthly, at an annual rate of that Portfolio's average net assets, as shown below.


PORTFOLIO                                    ANNUALIZED FEE RATE


UBS BOND PORTFOLIO                           0.45% OF AVERAGE DAILY NET ASSETS
UBS VALUE EQUITY PORTFOLIO                   0.60% OF AVERAGE DAILY NET ASSETS
UBS INTERNATIONAL EQUITY PORTFOLIO           0.85% OF AVERAGE DAILY NET ASSETS
UBS SMALL CAP PORTFOLIO                      0.60% OF AVERAGE DAILY NET ASSETS
UBS LARGE CAP GROWTH PORTFOLIO               0.60% OF AVERAGE DAILY NET ASSETS
UBS HIGH YIELD BOND PORTFOLIO                0.45% OF AVERAGE DAILY NET ASSETS
UBS REAL ESTATE PORTFOLIO                    0.70% OF AVERAGE DAILY NET ASSETS


         Pursuant to the Sub-Advisory Agreement, UBSII, under the supervision of the Trustees and the Adviser, makes the day-to-day investment decisions for the International Equity Portfolio. Under the Sub-Advisory Agreement, the Adviser has agreed to pay UBSII a fee, calculated daily and payable monthly, at an annual rate of 0.75% of the International Equity Portfolio's first $20 million of average net assets, plus 0.50% of the next $30 million of average net assets, plus 0.40% of this Portfolio's average net assets in excess of $50 million. The Adviser is solely responsible for paying UBSII this fee. For the fiscal year ended to December 31, 1997, the Adviser paid $251,890 to UBSII on behalf of the International Equity Portfolio.

          Under the Sub-Advisory Agreements with UBSAM, the Adviser has agreed to pay UBSAM a fee, calculated daily and payable monthly equal, on an annual basis, to the following percentages of each Portfolio's respective average net assets:



UBS High Yield Bond Portfolio.................. 0.25% of the first $25 million
                                                0.20% of the next $25 million
                                                0.15% over $50 million
UBS Small Cap Portfolio........................ 0.40% of the first $25 million
                                                0.325% of the next $25 million
                                                0.25% over $50 million
UBS Large Cap Growth Portfolio................. 0.30% of the first $25 million
                                                0.25% of the next $25 million
                                                0.20% over $50 million
UBS Real Estate Portfolio...................... 0.40% of the first $25 million
                                                0.325% of the next $25 million
                                                0.25% over $50 million


          The Adviser is solely responsible for paying this fee to UBSAM. For the period December 22, 1997 to December 31, 1997, the Adviser paid $535 and $1,250 to UBSAM on behalf of the High Yield Bond and Small Cap Portfolios, respectively. For the period December 29, 1997 to December 31, 1997, the Adviser paid $100 to UBSAM on behalf of the Large Cap Growth Portfolio. The Real Estate Portfolio had not commenced operations as of December 31, 1997.

          The Investment Advisory and Sub-Advisory Agreements for the Bond, Value Equity and International Equity Portfolios will each continue in effect until April 1999. The Investment Advisory and Sub-Advisory Agreements for the Small Cap, Large Cap Growth and High Yield Bond Portfolios will each continue in effect until September 1999, and the Investment Advisory and Sub-Advisory Agreements for the Real Estate Portfolio will each continue in effect until February 2000. Thereafter the agreements will be subject to annual approval by the Trustees or the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each Portfolio provided that in either case the continuance also is approved by a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Portfolios Trust by vote cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory and Sub-Advisory Agreements will terminate automatically if assigned and are terminable at any time without penalty by a vote of a majority of the Trustees or by a vote of the holders of a majority (as defined in the 1940 Act) of the Portfolio's outstanding shares on 60 days' written notice to the Adviser or Sub-Adviser as applicable. Each Investment Advisory Agreement and Sub-Advisory Agreement is also terminable by the Adviser or Sub-Adviser, as applicable, on 60 days' written notice to the Portfolios Trust.



         In addition to the above noted investment advisory services, the Adviser (but not the Sub-Adviser) also provides certain administrative services to the Portfolios and subject to the supervision of the Trustees is responsible for: establishing performance standards for the Portfolios' third-party service providers and overseeing and evaluating the performance of such entities; providing and presenting quarterly management reports to the Trustees; and supervising the preparation of reports for Portfolio shareholders. These administrative services are provided to the Portfolios by the Adviser pursuant to the above discussed Investment Advisory Agreements.

         The Glass-Steagall Act and other applicable laws generally prohibit banks, such as Union Bank of Switzerland, from engaging in the business of underwriting or distributing securities, and the Board of Governors of the Federal Reserve System has issued an interpretation to the effect that under these laws a bank holding company registered under the federal Bank Holding Company Act or certain subsidiaries thereof may not sponsor, organize, or control a registered open-end investment company continuously engaged in the issuance of its shares. The interpretation does not prohibit a holding company or a subsidiary thereof from acting as investment adviser or custodian to such an investment company. The Advisers believe that they may perform the services for the Portfolios contemplated by the Investment Advisory and Sub-Advisory Agreements without violating the Glass-Steagall Act or other applicable banking laws or regulations. State laws on this issue may differ from the interpretation of relevant federal law, and banks and financial institutions may be required to register as dealers pursuant to state securities laws. However, it is possible that future changes in either federal or state statutes and regulations concerning the permissible activities of banks or trust companies, as well as further judicial or administrative decisions and interpretations of present and future statutes and regulations, might prevent these entities from continuing to perform such services. If the Adviser or Sub-Adviser were prohibited from providing these services to the Funds or the Portfolios, it is expected that the Directors and Trustees, as applicable, would recommend to shareholders that they approve new agreements with other qualified service providers.

ADMINISTRATOR



          Commencing on March 13, 1997, the Portfolios Trust employed IBT Trust & Custodial Services (Ireland) LMTD ("IBT Ireland"), a subsidiary of Investors Bank & Trust Company ("Investors Bank"), as Administrator under an Administration Agreement (the "Administration Agreement") to provide certain administrative services. The services provided by IBT Ireland under the Administration Agreement includes certain accounting, clerical and bookkeeping services, corporate secretarial services and assistance in the preparation and filing of tax returns and reports to shareholders and the SEC. Investors Bank is a wholly-owned subsidary of Investors Financial Services Corp., a publicly-held corporation and holding company registered under the Bank Holding Company Act of 1956. For its services under the Administration Agreement, each Portfolio pays IBT Ireland a fee which is calculated daily and paid monthly equal, on an annual basis, to 0.07% of the Portfolio's first $100 million in average daily net assets and 0.05% of the assets in excess of $100 million.
IBT Ireland's principal offices are located at Deloitte & Touche House, 29 Earlsfort Terrace, Dublin 2, Ireland. Investors Bank's principal offices are located at 200 Clarendon Street, Boston, Massachusetts 02116.

          During the period March 13, 1997 through December 31, 1997, the Bond, Value Equity and International Equity Portfolios paid IBT Ireland administrative fees of $34,846, $24,786 and $29,948, respectively. During the period September 30, 1997 (commencement of operations) through December 31, 1997, the Small Cap and High Yield Bond Portfolios paid IBT Ireland administrative fees of $3,362 and $1,870, respectively. During the period October 14, 1997 (commencement of operations) through December 31, 1997, the Large Cap Growth Portfolio paid IBT Ireland an administrative fee of $2,096. The Real Estate Portfolio and Fund had not commenced operations as of December 31, 1997.

          During the period April 2, 1996 (commencement of operations) through March 13, 1997, Signature Financial Group (Grand Cayman) Ltd. ("Signature Grand Cayman") served as Administrator to the Portfolios Trust. During the period April 2, 1996 (commencement of operations) through December 31, 1996, the Bond, Value Equity and International Equity Portfolios paid Signature Grand Cayman administrative fees of $14,594, $7,036 and $11,712, respectively. During the period January 1, 1997 to March 13, 1997, the Bond, Value Equity and International Equity Portfolios paid Signature Grand Cayman adminstrative fees of $4,801, $2,471, and $3,376, respectively. The Small Cap Portfolio, Large Cap Growth Portfolio, High Yield Bond Portfolio and the Real Estate Portfolio had not commenced operations as of March 13, 1997.

          The Administration Agreement may be renewed or amended by the Trustees without shareholder vote. The Administration Agreement is terminable at any time without penalty by a vote of a majority of the Trustees on not less than 60 days' written notice to the other party. The Administrator may subcontract for the performance of its obligations under the Administration Agreement with the prior written consent of the Trustees. If the Administrator subcontracts all or a portion of its duties to another party, the Administrator shall be fully responsible for the acts and omissions of any such subcontractor(s) as it would be for its own acts or omissions.



CUSTODIAN



         Investors Bank (the "Custodian"), serves as the custodian and transfer and dividend disbursing agent for the Portfolios. Pursuant to a Custodian Agreement with the Portfolios Trust, on behalf of each Portfolio, the Custodian is responsible for maintaining the books and records of portfolio transactions and holding portfolio securities and cash. As transfer agent and dividend disbursing agent, the Custodian is responsible for maintaining account records detailing the ownership of beneficial interests in each Portfolio, and for crediting income, capital gains and other changes in share ownership to investors' accounts. The Custodian will perform its duties as the Portfolios' transfer agent and dividend disbursing agent from its offices located at 1 First Canadian Place, Suite 2800, Toronto, Ontario M5X1C8. Each Portfolio is responsible for its proportionate share of the Portfolios Trust's transfer agency, custodial and dividend disbursement fees.

INDEPENDENT ACCOUNTANTS

         The Portfolios Trust's independent accounting firm is Price Waterhouse, George Town, Grand Cayman, Cayman Islands, B.W.I. Price Waterhouse will conduct an annual audit of the financial statements of each Portfolio, assist in the review and filing of the federal and state income tax returns of the Portfolios and consult with the Portfolios as to matters of accounting and federal and state income taxation.

EXPENSES

         Each Portfolio is responsible for the fees and expenses attributable to it. Each investor in a Portfolio will bear its proportionate share of the expenses of that Portfolio.



         The costs of organizing the Portfolios Trust were paid initially by the Adviser and were reimbursed by the Portfolios Trust at the time of the initial offering of the shares of the Company. These costs were equitably allocated to each Portfolio as provided for by the Trustees. Such organization costs have been deferred and are being amortized ratably over a period of sixty months from the commencement of operations of the Portfolios.



                                      * * *

         Statements contained in this registration statement regarding the contents of any agreement or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such agreement or other document filed as an exhibit to the registration statement of which this document forms a part, each such statement being qualified in all respects by such reference.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

         The Advisers place orders for all purchases and sales of securities on behalf of the Portfolios. The Advisers enter into repurchase agreements and reverse repurchase agreements and effect loans of portfolio securities on behalf of the Portfolios. See Item 13 above.

         Fixed income and debt securities and municipal bonds and notes are generally traded at a net price with dealers acting as principal for their own accounts without a stated commission. The price of the security usually includes profit to the dealers. In underwritten offerings, securities are purchased at a fixed price that includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. Occasionally, certain securities may be purchased directly from an issuer, in which case no commissions or discounts are paid.



         Portfolio transactions for the Bond and High Yield Bond Portfolios will be undertaken principally to accomplish its objective in relation to expected movements in the general level of interest rates. The Bond and High Yield Bond Portfolios may engage in short-term trading consistent with its objectives.

         In connection with portfolio transactions for the Bond and High Yield Bond Portfolios, the Adviser and UBSAM, respectively, intend to seek best price and execution on a competitive basis for both purchases and sales of securities. Portfolio turnover may vary from year to year, as well as within a year. For the fiscal year ended December 31, 1997, the portfolio turnover rate for the Bond Portfolio was 129%. For the period September 30, 1997 (commencement of operations) through December 31, 1997, the portfolio turnover rate for the High Yield Bond Portfolio was 80%.

         In connection with portfolio transactions for the remaining Portfolios, the overriding objective is to obtain the best possible execution of purchase and sale orders. Portfolio turnover may vary from year to year, as well as within a year. For the fiscal year ended December 31, 1997, the portfolio turnover rate for the Value Equity Portfolio and International Equity Portfolio was 47% and 26%, respectively. For the period September 30, 1997 (commencement of operations) through December 31, 1997, the portfolio turnover rate for the Small Cap Portfolio was 3%. For the period October 14, 1997 (commencement of operations) through December 31, 1997, the portfolio turnover rate for the Large Cap Growth Portfolio was 6%.

          In selecting a broker, the Adviser, UBSII or UBSAM, as applicable, considers a number of factors including: the price per unit of the security; the broker's reliability for prompt, accurate confirmations and on-time delivery of securities; the broker's financial condition; and the commissions charged. A broker may be paid a brokerage commission greater than that another broker might have charged for effecting the same transaction if, after considering the foregoing factors, the Adviser, UBSII or UBSAM decides that the broker chosen will provide the best possible execution and/or such a broker provides research services to the Adviser, UBSII or UBSAM. The Advisers monitor the reasonableness of the brokerage commissions paid in light of the execution received. The Trustees regularly review the reasonableness of commissions and other transaction costs incurred by the Portfolios in light of the facts and circumstances deemed relevant, and, in that connection, will review reports and published data concerning transaction costs incurred by institutional investors generally. Research services provided by brokers to which the Advisers have allocated brokerage business in the past include economic statistics and forecasting services, industry and company analyses, portfolio strategy services, quantitative data, and consulting services from economists and political analysts. Research services furnished by brokers are used for the benefit of all the Advisers' clients and not solely or necessarily for the benefit of the Portfolios. The Advisers believe that the value of research services received is not determinable and does not significantly increase expenses. The Portfolios do not reduce their fee to the Advisers by any amount that might be attributable to the value of such services. For the fiscal year ended December 31, 1997, the Trust paid brokerage commissions on behalf of the Value Equity Portfolio and International Equity Portfolio of $58,581 and $129,250, respectively. For the period September 30, 1997 (commencement of operations) through December 31, 1997, the Trust paid brokerage commissions on behalf of the Small Cap Portfolio in the amount of $30,680. For the period October 14, 1997 (commencement of operations) through December 31, 1997, the Trust paid brokerage commissions on behalf of the Large Cap Growth Portfolio in the amount of $18,270. The Real Estate Portfolio had not commenced operations as of December 31, 1997.



          Subject to the overriding objective of obtaining the best possible execution of orders, the Advisers may allocate a portion of a Portfolio's brokerage transactions to their affiliates. In order for their affiliates to effect any portfolio transactions for the Portfolios, the commissions, fees or other remuneration received by such affiliates must be reasonable and fair compared to the commissions, fees, or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time. Furthermore, the Trustees, including a majority of the Trustees who are not "interested persons", have adopted procedures that are reasonably designed to ensure that any commissions, fees, or other remuneration paid to such affiliates are consistent with the foregoing standard.



          Portfolio securities will not be purchased from or through or sold to or through the Portfolio's Adviser, UBSII, UBSAM or any "affiliated person" (as defined in the 1940 Act) or any affiliated person of such a person when such entities are acting as principals, except to the extent permitted by law. In addition, the Portfolios will not purchase securities during the existence of any underwriting group relating thereto of which the Adviser, UBSII, UBSAM or affiliates thereof is a member, except to the extent permitted by law.

         On those occasions when the Advisers deem the purchase or sale of a security to be in the best interests of a Portfolio as well as other customers including other Portfolios, the Advisers to the extent permitted by applicable laws and regulations may, but are not obligated to, aggregate the securities to be sold or purchased for a Portfolio with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions if appropriate. In such an event, the securities so purchased or sold as well as any expenses incurred in the transaction will be allocated by the Advisers in a manner that is equitable and consistent with their fiduciary obligations to their clients. In some instances, this procedure might adversely affect a Portfolio.

         If a Portfolio writes an option and effects a closing purchase transaction with respect to an option written by it, such transaction will normally be executed by the same broker-dealer who executed the sale of the option. The writing of options by a Portfolio will be subject to limitations established by each of the exchanges governing the maximum number of options in each class that may be written by a single investor or group of investors acting in concert, regardless of whether the options are written on the same or different exchanges or are held or written in one or more accounts or through one or more brokers. The number of options that a Portfolio may write may be affected by options written by the Advisers for other investment advisory clients. An exchange may order the liquidation of positions found to be in excess of these limits and it may impose certain other sanctions.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.



         Each Portfolio is a series of UBS Investor Portfolios Trust, which is organized as a series trust under the law of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"). Currently, there are seven active
Series: UBS Bond Portfolio, UBS Value Equity Portfolio, UBS International Equity Portfolio, UBS High Yield Bond Portfolio, UBS Small Cap Portfolio, UBS Large Cap Growth Portfolio and UBS Real Estate Portfolio. Investors in a Series will be held personally liable for the obligations and liabilities of that Series (and of no other Series), subject, however, to indemnification by the Portfolios Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Series than its proportionate beneficial interest in the Series. The Declaration of Trust also provides that the Portfolios Trust shall maintain appropriate insurance (for example, a fidelity bond and errors and omissions insurance) for the protection of the Portfolios Trust, its investors, Trustees, officers, employees and agents, and covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolios Trust itself was unable to meet its obligations.



         Investors in a Series are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of their respective Series only. Upon liquidation or dissolution of a Series, investors are entitled to share pro rata in that Series' (and no other Series) net assets available for distribution to its investors. The Portfolios Trust reserves the right to create and issue additional Series of beneficial interests, in which case the beneficial interests in each new Series would participate equally in the earnings, dividends and assets of that particular Series only (and no other Series). Any property of the Portfolios Trust is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Portfolios Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate subtrust (a Series) for the benefit of investors in that Series and irrevocably belongs to that series for all purposes. Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

         Investments in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series may not be transferred. Certificates representing an investor's beneficial interest in a Series are issued only upon the written request of an investor.

         Each investor is entitled to a vote in proportion to the amount of its investment in each Series. Investors in a Series do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so and in such event other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolios Trust is not required and has no current intention of holding annual meetings of investors, but the Portfolios Trust will hold special meetings of investors when in the judgment of the Portfolios Trust's Trustees it is necessary or desirable to submit matters for an investor vote. The Portfolios Trust's Declaration of Trust may be amended without the vote of investors, except that investors have the right to approve by affirmative majority vote any amendment which would affect their voting rights, alter the procedures to amend the Declaration of Trust of the Portfolios Trust, or as required by law or by the Portfolios Trust's registration statement, or as submitted to them by the Trustees. Any amendment submitted to investors which the Trustees determine would affect the investors of any Series shall be authorized by vote of the investors of such Series and no vote will be required of investors in a Series not affected.

         The Portfolios Trust or any Series may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved (a) at a meeting of investors by investors representing the lesser of (i) 67% or more of the beneficial interests in the affected Series present of represented at such meeting, if investors in more than 50% of all such beneficial interests are present or represented by proxy, or (ii) more than 50% of all such beneficial interests, or (b) by an instrument in writing without a meeting, consented to by investors representing not less than a majority of the beneficial interests in the affected Series. The Portfolios Trust or any Series may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment), (ii) by the Trustees by written notice to its investors, or (iii) upon the bankruptcy or expulsion of an investor in the affected Series, unless the investors in such Series, by majority vote, agree to continue the Series. The Portfolios Trust will be dissolved upon the dissolution of the last remaining Series.

         The Portfolios Trust's Declaration of Trust provides that obligations of the Portfolios Trust are not binding upon the Trustees individually but only upon the property of the Portfolios Trust and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

         The Portfolios Trust's Declaration of Trust further provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolios Trust, unless, as to liability to the Portfolios Trust or its investors, it is finally adjudicated that they engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolios Trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

         Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 4 in Part A of this registration statement.

         Each investor in each Portfolio may add to or reduce its investment in that Portfolio on each Portfolio Business Day. As of the Valuation Time on each such day, the value of each investor's beneficial interest in each Portfolio will be determined by multiplying the net asset value of a Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in each Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in a Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in a Portfolio as of the Valuation Time on the following Portfolio Business Day.

         The following is a discussion of the procedures used by the Portfolios in valuing their assets.



         In the case of the Bond and High Yield Bond Portfolios, securities with a maturity of 60 days or more, including securities that are listed on an exchange or traded over-the-counter, are valued by the Portfolio by using the average of at least three bid quotes from dealers or, in all other cases, by taking into account various factors affecting market value, including yields and prices of comparable securities, indications as to values from dealers and general market conditions. All portfolio securities with a remaining maturity of less than 60 days are valued by the amortized cost method, whereby such securities are valued at acquisition cost as adjusted for amortization of premium or accretion of discount to maturity. Because many of the municipal bond issues outstanding do not have large principal obligations and because of the varying risk factors applicable to each issuer, no readily available market quotations exist for most municipal securities.

         Trading in securities on most foreign exchanges and over-the-counter markets is normally completed before the close of the NYSE and may also take place on days on which the NYSE is closed. If events materially affecting the value of securities occur between the time when the exchange on which they are traded closes and the time when the Portfolio's net asset value is calculated, such securities will be valued at fair value in accordance with procedures established by and under the general supervision of the Trustees.



         In the case of the Value Equity, International Equity, Small Cap,
Large Cap Growth and Real Estate Portfolios, securities listed on domestic exchanges, other than options on stock indices, are valued using the last sales price on the most representative exchange at the close of trading on the NYSE (normally 4:00 p.m. New York time) or, in the absence of recorded sales, at the average of readily available closing bid and asked prices on such exchange or, in the absence of such prices, at the readily available closing bid price on such exchange. Securities listed on foreign exchanges are valued at the last quoted sale price available before the time when net assets are valued or, in the absence of such recorded sales, at the average of readily available closing bid and asked prices on such exchange or, in the absence of such prices, at the readily available closing bid price on such exchange. Unlisted securities are valued at the average of the quoted bid and asked prices in the over-the-counter market. The value of each security for which readily available market quotations exist is based on a decision as to the broadest and most representative market for such security. For purposes of calculating net asset value per share, all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the prevailing market rates available at the time of valuation.



         Options on stock indices traded on national securities exchanges are valued at the close of options trading on such exchanges, which is currently 4:10 p.m., New York time. Stock index futures and related options traded on commodities exchanges are valued at their last sales price as of the close of such commodities exchanges, which is currently 4:15 p.m., New York time. Securities or other assets for which market quotations are not readily available are valued at fair value in accordance with procedures established by and under the general supervision of the Trustees. Such procedures include the use of independent pricing services, indications as to values from dealers and general market conditions. Short-term investments that mature in 60 days or less are valued at amortized cost method (as discussed above) if their original maturity was 60 days or less, or by amortizing their value on the 61st day prior to maturity, if their original maturity when acquired by a Portfolio was more than 60 days, unless this is determined not to represent fair value by the Trustees.




         If market quotations for the securities of any Portfolio are not readily available, such securities will be valued at "fair value" as determined in good faith by the Trustees.

         A determination of value used in calculating net asset value must be a fair value determination made in good faith utilizing procedures approved by the Portfolios Trust's Board of Trustees. While no single standard for determining fair value exists, as a general rule, the current fair value of a security would appear to be the amount which a Portfolio could expect to receive upon its current sale. Some, but not necessarily all, of the general factors which may be considered in determining fair value include: (i) the fundamental analytical data relating to the investment; (ii) the nature and duration of restrictions on disposition of the securities; and (iii) an evaluation of the forces which influence the market in which these securities are purchased and sold. Without limiting or including all of the specific factors which may be considered in determining fair value, some of the specific factors include: type of security, financial statements of the issuer, cost at date of purchase, size of holding, discount from market value, value of unrestricted securities of the same class at the time of purchase, special reports prepared by analysts, information as to any transactions or offers with respect to the security, existence of merger proposals or tender offers affecting the securities, price and extent of public trading in similar securities of the issuer or comparable companies, and other relevant matters.

         Each Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other transaction costs in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolios or the investor's portfolio, as the case may be. A Portfolio will not make a distribution in kind except in circumstances in which the owner of a beneficial interest in that Portfolio is permitted to redeem in kind or unless requested by such investor.

ITEM 20.  TAX STATUS.

         The Portfolios Trust is organized as a New York trust. The Portfolios are not subject to any income or franchise tax in the State of New York or the Commonwealth of Massachusetts. However, each investor in a Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolios Trust) of the Portfolio's ordinary income and capital gains in determining its income tax liability. The determination of such share will be made in accordance with the Code and regulations promulgated thereunder.



         Under interpretations of the Internal Revenue Service (1) each Portfolio will be treated for federal income tax purposes as a partnership which is not a publicly traded partnership, and (2) for purposes of determining whether an investor in a Portfolio satisfies requirements of Subchapter M of the Code, the investor will be deemed to own a proportionate share of the Portfolio's assets and will be deemed to be entitled to the Portfolio's income attributable to that share. The Portfolios Trust intends to conduct its operations so as to enable investors to satisfy the requirements of Subchapter M of the Code.



         Each Portfolio, since it is taxed as a partnership, is not subject to federal income taxation. Instead, an investor must take into account, in computing its federal income tax liability, its share of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio.

         Each Portfolio's taxable year-end will be December 31st. Although, as described above, a Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.

         Withdrawals by investors from a Portfolio generally will not result in their recognizing any gain or loss for federal income tax purposes, except that
(1) gain will be recognized to the extent that any cash distributed exceeds the basis of the investor's interest in the Portfolio prior to the distribution,
(2) income or gain will be realized if the withdrawal is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, and (3) loss will be recognized if the distribution is in liquidation of that entire interest and consists solely of cash and/or unrealized receivables. The basis of an investor's interest in a Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Portfolio, increased by the investor's share of income from the Portfolio and decreased by the amount of any cash distributions and the basis of any property distributed from the Portfolio.

         Gains or losses on sales of securities by a Portfolio will be treated as long-term capital gains or losses if the securities have been held by it for more than one year except in certain cases where, if applicable, the Portfolio acquires a put or writes a call thereon. Other gains or losses on the sale of securities will be short-term capital gains or losses. Gains and losses on the sale, lapse or other termination of options on securities will be treated as gains and losses from the sale of securities. If an option written by a Portfolio lapses or is terminated through a closing transaction, such as a repurchase by the Portfolio of the option from its holder, the Portfolio will realize a short-term capital gain or loss, depending on whether the premium income is greater or less than the amount paid by the Portfolio in the closing transaction. If securities are purchased by a Portfolio pursuant to the exercise of a put option written by it, the Portfolio will subtract the premium received from its cost basis in the securities purchased.

         Under the Code, gains or losses attributable to the disposition of foreign currency or to foreign currency contracts, or to fluctuations in exchange rates between the time a Portfolio accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such income or pays such liabilities, are treated as ordinary income or ordinary loss. Similarly, gains or losses on the disposition of debt securities held by a Portfolio, if any, denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

         Forward currency contracts, options and futures contracts entered into by a Portfolio may create "straddles" for U.S. federal income tax purposes and this may affect the character and timing of gains or losses realized by the Portfolio on forward currency contracts, options and futures contracts or on the underlying securities. Straddles may also result in the loss of the holding period of underlying securities for purposes of the 30% of gross income test described above, and therefore, a Portfolio's ability to enter into forward currency contracts, options and futures contracts may be limited.

         Certain options, futures and foreign currency contracts held by a Portfolio at the end of each fiscal year will be required to be "marked to market" for federal income tax purposes--i.e., treated as having been sold at market value. For options and futures contracts, 60% of any gain or loss recognized on these deemed sales and on actual dispositions will be treated as long-term capital gain or loss, and the remainder will be treated as short-term capital gain or loss regardless of how long a Portfolio has held such options or futures. Any gain or loss recognized on foreign currency contracts will be treated as ordinary income.

         There are certain tax issues that will be relevant to only certain of the investors, specifically investors that are segregated asset accounts and investors who contribute assets rather than cash to a Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Portfolio.

         FOREIGN INVESTORS. Allocations of U.S. source dividend income to an investor who, as to the United States, is a foreign trust, foreign corporation or other foreign investor will be subject to United States withholding tax at the rate of 30% (or lower treaty rate). Allocations of Portfolio interest or short term or net long term capital gains to foreign investors will not be subject to United States tax.

         STATE AND LOCAL TAXES. A Portfolio may be subject to state or local taxes in jurisdictions in which the Portfolio is deemed to be doing business. In addition, the treatment of a Portfolio and its investors in those states which have income tax laws might differ from treatment under the federal income tax laws. Investors should consult their own tax advisors with respect to any state or local taxes.

         FOREIGN TAXES. A Portfolio may be subject to foreign withholding taxes with respect to income received from sources within foreign countries.

         OTHER TAXATION. The investment by an investor in the Portfolio does not cause the investor to be liable for any income or franchise tax in the State of New York. Investors are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Portfolio.

ITEM 21.  UNDERWRITERS.

Not applicable.

ITEM 22.  CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 23.  FINANCIAL STATEMENTS.



         The financial statements for the Portfolios (except the Real Estate Portfolio) are hereby incorporated by reference from the Registrant's Annual Reports and have been included in reliance upon the report of Price Waterhouse LLP, independent certified public accountants, as experts in accounting and auditing. The Real Estate Portfolio had not commenced operations as of December 31, 1997.

PART C

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  FINANCIAL STATEMENTS

         The financial statements called for by this Item are incorporated in Part B hereof.

(b)  EXHIBITS FILED HEREWITH:

1.  Declaration of Trust of the Registrant.(1)

2.  By-Laws of the Registrant.(1)

5(a). Investment Advisory Agreement between the Registrant on behalf of its series, UBS Bond Portfolio, and Union Bank of Switzerland, New York Branch.(1)



5(b). Investment Advisory Agreement between the Registrant on behalf of its series, UBS Value Equity Portfolio, and Union Bank of Switzerland, New York Branch.(1)



5(c). Investment Advisory Agreement between the Registrant on behalf of its series, UBS International Equity Portfolio, and Union Bank of Switzerland, New York Branch.(1)

5(d). Investment Sub-Advisory Agreement between Union Bank of Switzerland, New York Branch, and UBS International Investment London Limited.(1)



5(e). Investment Sub-Advisory Agreement between Union Bank of Switzerland, New York Branch, and UBS Asset Management (New York), Inc.(2)

5(f). Investment Advisory Agreement between the Registrant on behalf of its series, High Yield Bond Portfolio, and Union Bank of Switzerland, New York Branch.(2)

5(g). Investment Advisory Agreement between the Registrant on behalf of its series, Small Cap Portfolio, and Union Bank of Switzerland, New York Branch.(2)

5(h). Investment Advisory Agreement between the Registrant on behalf of its series, Large Cap Growth Portfolio, and Union Bank of Switzerland, New York Branch.(2)

5(i). Form of Investment Advisory Agreement between the Registrant on behalf of its series, Real Estate Portfolio, and Union Bank of Switzerland, New York Branch.(2)



8(a). Custodian Agreement between the Registrant and Investors Bank and
Trust.(1)

9. Custodian Agreement Supplement between the Registrant and Investors Bank and Trust.(1)

17. Financial Data Schedules.(2)

--------------

(1) Incorporated herein by reference from the initial N-1A filing as filed with the U.S. Securities and Exchange Commission (the "SEC") on February 28, 1996.

(2) Filed herewith.


ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE REGISTRANT.

         Not applicable.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES.





                                                       Number of Record Holders
TITLE OF CLASSES                                       AS OF APRIL 1, 1998
-----------------                                      ------------------------

UBS Bond Portfolio                                                  2
UBS Value Equity Portfolio                                          2
UBS International Equity Portfolio                                  3
UBS Small Cap Portfolio                                             2
UBS Large Cap Growth Portfolio                                      2
UBS High Yield Bond Portfolio                                       2
UBS Real Estate Portfolio                                           0




ITEM 27.  INDEMNIFICATION.

      Reference is made to Article V of the Registrant's Declaration of Trust, filed as Exhibit 1 herewith.

      The Trustees and officers of the Registrant and the personnel of the Registrant's administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.


      Information as to the directors and officers of the Sub-Advisers is included in their forms ADV as filed with the Securities and Exchange Commission (the "SEC") and is hereby incorporated herein by reference. Information as to the directors and officers of the Adviser is as follows:


        Name                       Title
        ----                       -----
Dr. HansPeter A. Lochmeier    Senior Managing Director
J. Michael Gaffney            Managing Director and Chief Investment Officer
Lawrence E. Gore              Managing Director
Peter E. Guernsey, Jr.        Managing Director
Alfredo F. Roth               Managing Director
Paul Eckstein                 Senior Managing Director




ITEM 29.  PRINCIPAL UNDERWRITERS.

      Not applicable.

ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS.



UBS Investors Portfolios Trust, P. O. Box 501G, Cardinal Avenue, George Town, Grand Cayman, Cayman Islands, B.W.I.

IBT Trust & Custodial Services (Ireland) LTMD, Deloitte & Touche House, 29 Earlsfort Terrace, Dublin 2, Ireland.

Investors Bank & Trust Company (custodian, transfer agent and dividend disbursing agent), 200 Clarendon Street, Boston, MA 02116; 1 First Canadian Place, Suite 2800, Toronto, Ontario M5X1C8.

Union Bank of Switzerland, New York Branch (adviser), 1345 Avenue of the Americas, New York, NY 10105.



UBS International Investment London Limited (subadviser), Triton Court, 14 Finsbury Square, London, England EC2A 1PD.



UBS Asset Management (New York), Inc. (Subadviser), 1345 Avenue of the Americas, New York, New York 10105.



ITEM 31.  MANAGEMENT SERVICES.

      Not applicable.

ITEM 32.  UNDERTAKINGS.

(a) The Registrant undertakes to comply with Section 16(c) of the Investment Company Act of 1940 (the "Act") as though such provisions of the Act were applicable to the Registrant.

                                   SIGNATURES



         Pursuant to the requirements of the Investment Company Act of 1940, UBS Investor Portfolios Trust has duly caused this registration statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized on the 23rd day of April, 1998.


UBS INVESTOR PORTFOLIOS TRUST

By /S/PAUL J. JASINSKI
   -------------------
   Paul J. Jasinski
   President

                               INDEX TO EXHIBITS

Exhibit No.         Description of Exhibit



5(e).               Investment Sub-Advisory Agreement

5(f).               Investment Advisory Agreement (High Yield Bond Portfolio)

5(g).               Investment Advisory Agreement (Small Cap Portfolio)

5(h).               Investment Advisory Agreement (Large Cap Growth Portfolio)

5(i).               Form of Investment Advisory Agreement (Real Estate
                    Portfolio)

17.                 Financial Data Schedules